                                                                     EXHIBIT 2.1


                     AGREEMENT AND PLAN OF REORGANIZATION

                         dated as of February 26, 1999

                                 by and among

                      HOSPITALITY DESIGN & SUPPLY, INC.,

                        RAYGAL DESIGN ASSOCIATES, INC.

                                      and

                         the STOCKHOLDERS named herein

                               TABLE OF CONTENTS

                                                                                                       Page

1.  THE MERGER....................................................................................        1
    1.1   Delivery and Filing of Articles of Merger...............................................        1
    1.2   Effective Time of the Merger............................................................        1
    1.3   Certificate of Incorporation, Bylaws and Board of Directors of Surviving Corporation....        2
    1.4   Effect of Merger........................................................................        2

2.  CONVERSION OF STOCK...........................................................................        3
    2.1   Manner of Conversion....................................................................        3
    2.2   Other Companies.........................................................................        3

3.  DELIVERY OF STOCK.............................................................................        4
    3.1   Delivery of HDS Stock...................................................................        4
    3.2   Delivery of COMPANY Stock...............................................................        4

4.  PRE-CLOSING AND CLOSING.......................................................................        4
    4.1   Pre-Closing.............................................................................        4
    4.2   Closing.................................................................................        4
    4.3   No Assurances...........................................................................        5

5.  REPRESENTATIONS AND WARRANTIES OF COMPANY AND STOCKHOLDERS...................................        5

(A) Representations and Warranties of COMPANY and STOCKHOLDERS....................................        5
    5.1   Due Organization........................................................................        6
    5.2   Authority and Validity..................................................................        6
    5.3   Capital Stock of the COMPANY............................................................        7
    5.4   Transactions in Capital Stock...........................................................        7
    5.5   No Bonus Shares.........................................................................        7
    5.6   Subsidiaries............................................................................        8
    5.7   Predecessor Status; etc.................................................................        8
    5.8   Spin-off by the COMPANY.................................................................        8
    5.9   Financial Statements....................................................................        8
    5.10  Liabilities and Obligations.............................................................        9
    5.11  Accounts and Notes Receivable...........................................................        9
    5.12  Permits and Intangibles.................................................................       10
    5.13  Environmental Matters...................................................................       10
    5.14  Real and Personal Property..............................................................       11
    5.15  Significant Customers; Material Contracts and Commitments...............................       12
    5.16  Title to Real Property..................................................................       12
    5.17  Insurance...............................................................................       13
    5.18  Compensation; Employment Agreements.....................................................       13
    5.19  Employee Plans..........................................................................       13
    5.20  Compliance with ERISA...................................................................       14

                               TABLE OF CONTENTS

                                                                                                        Page

     5.21  Conformity with Law....................................................................       17
     5.22  Taxes..................................................................................       17
     5.23  No Violations..........................................................................       20
     5.24  Government Contracts...................................................................       20
     5.25  Absence of Changes.....................................................................       20
     5.26  Deposit Accounts; Powers of Attorney...................................................       21
     5.27  Relations with Governments.............................................................       22

(B)  Representations and Warranties of STOCKHOLDERS...............................................       22
     5.28  Authority; Validity; Ownership.........................................................       22
     5.29  Preemptive Rights......................................................................       22

6.   REPRESENTATIONS OF HDS.......................................................................       22
     6.1   Due Organization.......................................................................       23
     6.2   HDS Stock..............................................................................       23
     6.3   Authority and Validity.................................................................       23
     6.4   Capital Stock of HDS...................................................................       24
     6.5   No Side Agreements.....................................................................       24
     6.6   Subsidiaries...........................................................................       24
     6.7   Business; Financial Information........................................................       24
     6.8   Conformity with Law....................................................................       25
     6.9   No Violations..........................................................................       25
     6.10  [Intentionally Omitted]................................................................       25
     6.11  Disclosure.............................................................................       26
     6.12  Compensation; Employment Agreements....................................................       26

7.   COVENANTS PRIOR TO CLOSING...................................................................       26
     7.1   Access and Cooperation; Due Diligence..................................................       26
     7.2   Conduct of Business Pending Closing....................................................       27
     7.3   Prohibited Activities..................................................................       28
     7.4   No Shop................................................................................       29
     7.5   Notice to Bargaining Agents............................................................       29
     7.6   Termination of Plans...................................................................       29
     7.7   HDS Prohibited Activities..............................................................       29
     7.8   Notification of Certain Matters........................................................       30
     7.9   Amendment of Schedules.................................................................       30
     7.10  Cooperation in Preparation of Registration Statement...................................       31
     7.11  Examination of Final Financial Statements..............................................       32
     7.12  Maintenance of Liquidity and Limitation of Debt........................................       32

8.   CONDITIONS PRECEDENT TO OBLIGATIONS OF STOCKHOLDERS AND COMPANY..............................       32
     8.1   Representations and Warranties; Performance of Obligations.............................       33
     8.2   Satisfaction...........................................................................       33
     8.3   No Litigation..........................................................................       33

                              TABLE OF CONTENTS

                                                                                                        Page

      8.4   Stockholders' Release.................................................................       33
      8.5   Opinion of Counsel....................................................................       34
      8.6   Director Indemnification..............................................................       34
      8.7   Registration Statement................................................................       34
      8.8   Consents and Approvals................................................................       34
      8.9   Good Standing Certificates............................................................       34
      8.10  No Waivers............................................................................       34
      8.11  No Material Adverse Change............................................................       34
      8.12  Employment Agreements.................................................................       35
      8.13  Consulting Agreements.................................................................       35
      8.14  Leases................................................................................       35

9.    CONDITIONS PRECEDENT TO OBLIGATIONS OF HDS..................................................       35
      9.1   Representations and Warranties; Performance of Obligations............................       35
      9.2   No Litigation.........................................................................       35
      9.3   Financial Statements..................................................................       35
      9.4   No Material Adverse Effect............................................................       36
      9.5   STOCKHOLDERS' Release.................................................................       36
      9.6   Satisfaction..........................................................................       36
      9.7   Termination of Related Party Agreements...............................................       36
      9.8   Opinion of COMPANY Counsel............................................................       36
      9.9   Consents and Approvals................................................................       36
      9.10  Good Standing Certificates............................................................       37
      9.11  Registration Statement................................................................       37
      9.12  Employment Agreements.................................................................       37
      9.13  Consulting Agreements.................................................................       37
      9.14  Leases................................................................................       37
      9.15  Repayment of Indebtedness.............................................................       37
      9.16  FIRPTA Certificate....................................................................       37
      9.17  Insurance.............................................................................       38
      9.18  Nondisturbance Agreements.............................................................       38

10.   POST-CLOSING COVENANTS AND SPECIAL TAX MATTERS..............................................       38
      10.1  Intentionally Omitted.................................................................       38
      10.2  Disclosure............................................................................       38
      10.3  Cooperation in Tax Return Preparation.................................................       38
      10.4  Tax Return Preparation and Filing.....................................................       38
      10.5  Tax Treatment of Transaction..........................................................       39
      10.6  Special Definitions Related to Tax Matters............................................       39
      10.7  Directors.............................................................................       40
      10.8  Release from Guarantees...............................................................       40
      10.9  HDS Stock Options.....................................................................       41
      10.10 Determination and Allocation of Consideration.........................................       41

                              TABLE OF CONTENTS

                                                                                                        Page

11.   INDEMNIFICATION.............................................................................       42
      11.1  General Indemnification by the STOCKHOLDERS...........................................       42
      11.2  Indemnification by HDS................................................................       42
      11.3  Third Person Claims...................................................................       43
      11.4  Exclusive Remedy......................................................................       45
      11.5  Limitations on Indemnification........................................................       45
      11.6  Special Tax Indemnity Provisions......................................................       46
      11.7  Special Contest Rights Related to Tax Matters.........................................       48
      11.8  Special Notification Requirements Regarding Tax Disputes..............................       48
      11.9  Refunds...............................................................................       48
      11.10 Optional Payment With Shares..........................................................       48

12.   TERMINATION OF AGREEMENT....................................................................       49
      12.1  Termination...........................................................................       49
      12.2  Liabilities in Event of Termination...................................................       49

13.   NONCOMPETITION..............................................................................       50
      13.1  Prohibited Activities.................................................................       50
      13.2  Damages...............................................................................       51
      13.3  Reasonable Restraint..................................................................       51
      13.4  Severability; Reformation.............................................................       51
      13.5  Independent Covenant..................................................................       51
      13.6  Materiality...........................................................................       51

14.   NONDISCLOSURE OF CONFIDENTIAL INFORMATION...................................................       52
      14.1  STOCKHOLDERS..........................................................................       52
      14.2  HDS...................................................................................       52
      14.3  Damages...............................................................................       52
      14.4  Survival..............................................................................       52

15.   TRANSFER RESTRICTIONS.......................................................................       53
      15.1  Transfer Restrictions.................................................................       53
      15.2  Permitted Transferees.................................................................       53

16.   FEDERAL SECURITIES ACT REPRESENTATIONS......................................................       54
      16.1  Compliance with Law...................................................................       54
      16.2  Accredited Investors; Economic Risk; Sophistication...................................       54

17.   REGISTRATION RIGHTS.........................................................................       54
      17.1  Piggyback Registration Rights.........................................................       54
      17.2  Demand Registration Rights............................................................       55
      17.3  Registration Procedures...............................................................       56
      17.4  Underwriting Agreement................................................................       56
      17.5  HDS Stock.............................................................................       56
      17.6  Availability of Rule 144..............................................................       57

                              TABLE OF CONTENTS

                                                                                                        Page

      17.7  Survival..............................................................................       57

18.   GENERAL.....................................................................................       57
      18.1  Cooperation...........................................................................       57
      18.2  Successors and Assigns................................................................       57
      18.3  Entire Agreement......................................................................       57
      18.4  Counterparts..........................................................................       58
      18.5  Brokers and Agents....................................................................       58
      18.6  Expenses..............................................................................       58
      18.7  Notices...............................................................................       58
      18.8  Governing Law; Forum..................................................................       59
      18.9  Survival of Representations and Warranties............................................       59
      18.10 Exercise of Rights and Remedies.......................................................       59
      18.11 Time..................................................................................       60
      18.12 Reformation and Severability..........................................................       60
      18.13 Remedies Cumulative...................................................................       60
      18.14 Construction..........................................................................       60
      18.15 Captions..............................................................................       60
      18.16 No Obligation.........................................................................       61

                             SCHEDULES and ANNEXES

Annex I           -    Consideration to Founding Company Stockholders
Annex II          -    Stockholders and Stock Ownership of the COMPANY
Annex III         -    Stockholders and Stock Ownership of HDS
Annex IV          -    Certificate of Incorporation and Bylaws of HDS
Annex V           -    Form of Opinion of Howard, Rice, Nemerovski, Canady, Falk
                       & Rabkin, A Professional Corporation
Annex VI          -    Form of Opinion of COMPANY Counsel
Annex VII         -    Form of Director Indemnification Agreement
Annex VIII        -    Form of Employment Agreement
Annex IX          -    Form of Consulting Agreement
Annex X           -    Leases
Annex XI          -    Stockholder Release
Annex XII         -    Form of Nondisturbance Agreement
Schedule 5.1      -    Qualifications to Do Business
Schedule 5.3      -    Capital Stock of the COMPANY
Schedule 5.4      -    Transactions in Capital Stock; Options & Warrants to
                       Acquire Capital Stock
Schedule 5.5      -    Stock Issued Pursuant For Awards, Grants and Bonuses
Schedule 5.6      -    Subsidiaries; Capitalization of Subsidiaries
Schedule 5.7      -    Names of Predecessor Companies
Schedule 5.8      -    Sales or Spin-offs of Significant Assets
Schedule 5.9      -    Financial Statements
Schedule 5.10     -    Significant Liabilities and Obligations
Schedule 5.11     -    Accounts and Notes Receivable
Schedule 5.12     -    Licenses, Franchises, Permits and Other Governmental
                       Authorizations
Schedule 5.13     -    Environmental Matters
Schedule 5.14     -    Real Property, Leases and Significant Personal Property
Schedule 5.15     -    Significant Customers and Material Contracts
Schedule 5.17     -    Insurance Policies and Claims
Schedule 5.18     -    Officers, Directors and Key Employees, Employment
                       Agreements; Compensation
Schedule 5.19     -    Employee Benefit Plans
Schedule 5.20     -    Compliance with ERISA
Schedule 5.21     -    Violations of Law, Regulations or Orders
Schedule 5.22     -    Taxes
Schedule 5.23     -    Violations of Charter Documents and Material Defaults
Schedule 5.24     -    Governmental Contracts Subject to Price Redetermination
                       or Renegotiation
Schedule 5.25     -    Changes Since Balance Sheet Date
Schedule 5.26     -    Bank Accounts; Powers of Attorney
Schedule 5.28     -    Encumbrances on the COMPANY Stock

Schedule 6.5      -    HDS Side Agreements
Schedule 6.6      -    HDS Subsidiaries
Schedule 6.7      -    HDS Financial Statements
Schedule 6.9      -    No Violations
Schedule 7.2      -    Exceptions to Conducting Business in the Ordinary Course
                       Between Balance Sheet Date and Closing Date
Schedule 7.3      -    Prohibited Activities
Schedule 7.6      -    Plans to be Terminated by the Pricing Date
Schedule 7.7      -    Exceptions to Restrictions on HDS
Schedule 8.12     -    Employment Agreements
Schedule 8.13     -    Consulting Agreements
Schedule 8.14     -    Leases
Schedule 9.7      -    Termination of Related Party Agreements
Schedule 9.18     -    Lienholders and Ground Lessors
Schedule 10.9     -    HDS Stock Options
Schedule 13.1     -    Prohibited Activities
Schedule 16.2     -    Non-Accredited Investors
Schedule 18.5     -    Brokers and Agents

                              TABLE OF DEFINITIONS

Defined Term                                                  Section
------------                                                  -------
Accredited investor                                             16.2
Acquired Parties                                               5.22(i)
Adjusted working capital                                        7.12
Affiliate                                                      10.6(a)
Agreement                                                     Preamble
Articles of Merger                                              1.1
Balance Sheet Date                                              5.9
Cash Consideration                                            Annex I
Charter Documents                                               5.1
Closing                                                         4.2
Closing Date                                                    4.2
COBRA                                                          5.20(v)
Code                                                          Whereas
COMPANY                                                       Preamble
COMPANY Affiliates                                              5.8
COMPANY Financial Statements                                    5.9
COMPANY Stock                                                   2.1
COMPANY's Subsidiaries                                          5.1
Constituent Corporations                                       Whereas
Consulting Agreement                                            8.13
Controlled group                                                5.20
December 31, 1998 COMPANY Balance Sheet                          5.9
Demand Registration                                             17.2
Defined Benefit Plan                                           5.19(iv)
Delaware GCL                                                    1.4
Effective IPO Price                                            Annex I
Effective Time of the Merger                                    1.2
Election Period                                                11.3(i)
Employment Agreement                                            8.12
Environmental Laws                                              5.13
ERISA                                                           5.19
Expiration Date                                                 5(A)
Founding Companies                                             Whereas
Founding Stockholders                                           17.1
Group health plans                                             5.20 (v)
HDS                                                            Preamble
HDS Charter Documents                                            6.1
HDS Material Adverse Effect                                      6.1
HDS Material Documents                                           6.9
HDS Stock                                                        2.1
HDS Subsidiaries                                                 6.1

Defined Term                                                   Section
------------                                                   -------
Howard Rice                                                      4.1
Indemnification Threshold                                      11.5(i)
Indemnified Party                                               11.3
Indemnifying Party                                              11.3
Interim Period                                                 10.6(b)
IPO                                                              4.1
Leases                                                          8.14
Material Adverse Effect                                          5.1
Material Contracts                                              5.15
Material Leases                                                 5.14
Merger                                                         Whereas
Minimum IPO Price                                              Annex I
Multi-employer pension plan                                     5.20
1933 Act                                                        5(A)
1934 Act                                                        5(A)
Nondisturbance Agreements                                       14.2
Nondisclosure Agreement                                         9.18
Other Agreements                                               Whereas
Other Companies                                                Whereas
PBGC                                                           5.19(x)
Plans                                                           5.19
Post-Closing Period                                            10.6(d)
Pre-Closing                                                     4.1
Pre-Closing Period                                             10.6(c)
Pricing Date                                                    4.1
Purchase Price                                                 Annex I
Qualified Plans                                                5.19(iii)
Registration Statement                                           4.3
Relevant Group                                                  5.22(i)
Reportable events                                              5.20(iii)
SEC                                                              8.2
Significant customers                                            5.15
Stockholder Release                                              9.5
STOCKHOLDERS                                                  Preamble
Surviving Corporation                                            1.2
Tax                                                            10.6(e)
Tax Data                                                        10.3
Tax Documentation                                               10.3
Tax Returns                                                    10.6(f)
Taxing Authority                                               10.6(g)
Territory                                                      13.1(i)
Third Party Claim                                              11.3(i)
Third Person                                                    11.3
To the knowledge of COMPANY                                     5(A)

Defined Term                                                   Section
------------                                                   -------
To the knowledge of HDS                                         6
Transfer Taxes                                                 17.6
Underwriters                                                    4.3
Underwriting Agreement                                          8.7

                     AGREEMENT AND PLAN OF REORGANIZATION


        THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of the 26th day of February, 1999, by and among HOSPITALITY DESIGN & SUPPLY, INC., a Delaware Corporation ("HDS"), RAYGAL DESIGN ASSOCIATES, INC., a California Corporation (the "Company"), and the stockholders of the COMPANY listed on annex ii (the "STOCKHOLDERS"). the STOCKHOLDERS include all the stockholders of the COMPANY.

        WHEREAS, the respective boards of directors of HDS and the COMPANY (which together are herein collectively referred to as "Constituent Corporations") deem it advisable and in the best interests of the constituent Corporations and their respective stockholders that the COMPANY merge with and into HDS under this agreement and the applicable provisions of the laws of the State of Delaware (such transaction is sometimes herein called the "Merger");

        WHEREAS, HDS is entering into other separate agreements (the "Other Agreements") substantially similar to this Agreement each of which is entitled "Agreement and Plan of Reorganization," with each of the entities other than the Company listed in Part II of Annex I (collectively, the "Other Companies") in order to acquire additional companies in the commercial kitchen design or supply industry (the Other Companies, together with the Company, are collectively referred to herein as the "FOUNDING COMPANIES");

        NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties herto hereby agree as follows:

1.   THE MERGER.

     1.1   Delivery and Filing of Articles of Merger. The Constituent
           -----------------------------------------
Corporations will cause a Certificate of Merger or Articles of Merger with respect to the Merger (the "Articles of Merger") to be signed, verified, delivered to and filed with the Secretary of State of the State of Delaware and, if required, a similar filing to be made with the relevant authorities in the jurisdiction in which the COMPANY is organized, on or before the Closing Date (as defined in Section 4.2). The parties contemplate that a Certificate of Merger or Articles of Merger also will be filed on or before the Closing Date with respect to each of the Other Agreements.

     1.2   Effective Time of the Merger.  The "Effective Time of the Merger"
           ----------------------------
shall be on the Closing Date, as defined in Section 4.2, and simultaneous with the closing of the IPO, as defined in Section 4.2. At the Effective Time of the Merger, the COMPANY shall be merged with and into HDS in accordance with the Articles of Merger, and the separate existence of the COMPANY shall cease. HDS shall be the surviving party in the Merger and is herein sometimes referred to as the "Surviving Corporation." The Merger will be effected in a single transaction.

     1.3 Certificate of Incorporation, Bylaws and Board of Directors of
         --------------------------------------------------------------
Surviving Corporation. At the Effective Time of the Merger:
---------------------

            (i) the Certificate of Incorporation of HDS then in effect shall become the Certificate of Incorporation of the Surviving Corporation; and subsequent to the Effective Time of the Merger, such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation until changed as provided by law;

           (ii) the Bylaws of HDS then in effect shall become the Bylaws of the Surviving Corporation; and subsequent to the Effective Time of the Merger, such Bylaws shall be the Bylaws of the Surviving Corporation until they shall thereafter be duly amended;

          (iii) the Board of Directors of the Surviving Corporation shall consist of those persons who constituted the Board of Directors of HDS immediately before the Merger, who shall hold office subject to the provisions of the laws of the State of Delaware and of the Certificate of Incorporation and Bylaws of the Surviving Corporation until such persons' successors and assigns are duly elected and qualified; and

           (iv) the officers of the Surviving Corporation shall be the persons who were officers of HDS immediately before the Merger, who shall hold office, subject to the provisions of the Certificate of Incorporation and Bylaws of the Surviving Corporation and the Employment Agreements (as defined in Section 8.12), until such officers' successors are duly elected and qualified.

     1.4 Effect of Merger.  At the Effective Time of the Merger, the effect
         ----------------
of the Merger shall be as provided in the applicable provisions of the General Corporation Law of the State of Delaware (the "Delaware GCL"). Except as herein specifically set forth, the identity, existence, purposes, powers, objects, franchises, privileges, rights and immunities of the COMPANY shall continue unaffected and unimpaired by the Merger and the corporate franchises, existence and rights of the COMPANY shall be merged with and into HDS, and HDS, as the Surviving Corporation, shall be fully vested therewith. At the Effective Time of the Merger, the separate existence of the COMPANY shall cease and, in accordance with the terms of this Agreement, the Surviving Corporation shall possess all the rights, privileges, immunities and franchises of a public, as well as of a private, nature, and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, all taxes, including those due and owing and those accrued, and all other choses in action, and all and every other interest of or belonging to or due to the COMPANY and HDS shall be taken and deemed to be transferred to, and vested in, the Surviving Corporation without further act or deed. Except as otherwise provided herein, the Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of the COMPANY and HDS and the Surviving Corporation shall be substituted for the COMPANY or HDS with respect to any claim existing, or action or proceeding pending, by or against the COMPANY or HDS. Neither the rights of creditors nor any liens upon the property of the COMPANY or HDS shall be impaired by the Merger, and all debts, liabilities and duties of the COMPANY and HDS shall attach to the Surviving Corporation, and may be enforced against such Surviving Corporation to the same extent as if said debts, liabilities and duties had been incurred or contracted by such Surviving Corporation.

2.   CONVERSION OF STOCK.

     2.1 Manner of Conversion. At the Effective Time of the Merger, HDS shall
         --------------------
have no class of capital stock issued and outstanding which, as a class, shall have any rights or preferences senior to the shares of HDS Stock received by the STOCKHOLDERS, including any rights or preferences as to dividends or as to the assets of HDS upon liquidation or dissolution or as to voting rights, except for any series of preferred stock that will be converted into HDS Stock on the Closing Date. The manner of converting the outstanding shares of capital stock of the COMPANY ("COMPANY Stock") into outstanding shares of common stock of HDS ("HDS Stock") and cash shall be as follows:

     As of the Effective Time of the Merger:

            (i) all of the shares of COMPANY Stock issued and outstanding immediately before the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holder thereof, automatically shall be deemed to represent (1) that number of shares of HDS Stock determined as set forth in Part I of Annex I hereto and (2) the right to receive the amount of cash determined as set forth in Part I of Annex I hereto, such shares and cash to be subject to offsets and distributed to STOCKHOLDERS as provided in Part I of Annex I hereto; and

           (ii) all shares of COMPANY Stock that are held by COMPANY as treasury stock or owned by any COMPANY Subsidiary shall be cancelled and retired and no shares of HDS Stock or other consideration shall be delivered or paid in exchange therefor.

     In addition, on the 90th day after the Closing Date, as defined in Section
4.2 (on the first business day after such 90th day if such 90th day is not a business day), HDS shall pay to The Sonenshine Family Trust dated July 9, 1982 an amount equal to the amount by which adjusted working capital (as defined in Section 7.12) as of the Closing Date exceeds $100,000. If HDS and The Sonenshine Family Trust do not agree on the amount to be so paid, such amount shall be conclusively determined by Arthur Andersen, LLP, and The Sonenshine Family Trust and HDS each will bear one-half of the fees of Arthur Andersen, LLP, for making such determination.

     2.2 Other Companies.  Part II to Annex I sets forth the aggregate
         ---------------
consideration into which shares of outstanding stock of each Founding Company will be converted on the Closing Date, or, if applicable, payable with respect to such shares of outstanding stock on the Closing Date, before offsets.

3.   DELIVERY OF STOCK.

     3.1 Delivery of HDS Stock.  At the Effective Time of the Merger:
         ---------------------

            (i) the STOCKHOLDERS, as the holders of all outstanding certificates representing shares of COMPANY Stock, shall, upon surrender of such certificates, be entitled to receive the number of shares of HDS Stock and the amount of cash calculated under Section 2.1 above; and

           (ii) until the certificates representing COMPANY Stock have been surrendered by the STOCKHOLDERS and replaced by the HDS Stock, the certificates for COMPANY Stock shall, for all corporate purposes, be deemed to evidence the ownership of the number of shares of HDS Stock and cash which such STOCKHOLDER is entitled to receive as a result of the Merger, as set forth in Section 2.1, notwithstanding the number of shares of COMPANY Stock such certificates represent.

     3.2 Delivery of COMPANY Stock.  The STOCKHOLDERS shall deliver to HDS
         -------------------------
at Pre-Closing (as defined below in Section 4.1) the certificates representing COMPANY Stock, duly endorsed in blank by the STOCKHOLDERS, or accompanied by blank stock powers, and with all necessary transfer tax and other revenue stamps, acquired at the STOCKHOLDERS' expense, affixed and cancelled. The STOCKHOLDERS agree promptly to cure any deficiencies with respect to the endorsement of the certificates or other documents of conveyance with respect to such COMPANY Stock or with respect to the stock powers accompanying any COMPANY Stock.

4.   PRE-CLOSING AND CLOSING.

     4.1 Pre-Closing.  The Pre-Closing (defined below) shall take place at the
         -----------
offices of Howard, Rice (defined below) at Three Embarcadero Center, 7th Floor, San Francisco, California 94111. On the date (the "Pricing Date") on which the public offering price of the shares of HDS Stock in the initial public offering of HDS Stock (the "IPO") is determined, the parties shall deliver to Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation ("Howard Rice") all documents (except that the actual Merger, the conversion of shares of COMPANY Stock into shares of HDS Stock and the delivery of shares of HDS Stock shall not take place until the Closing Date as herein provided) necessary to effect (i) the Merger (including, at HDS' election, the filing with the appropriate state authorities of the Articles of Merger and any similar document to become effective on the Closing Date (as defined below)), (ii) the conversion of shares of COMPANY Stock into shares of HDS Stock and (iii) the delivery of shares of HDS Stock to STOCKHOLDERS (such delivery to Howard, Rice is herein referred to as the "Pre-Closing").

     4.2 Closing. On the date when the closing with respect to the IPO occurs
         -------
(the "Closing Date"), the Articles of Merger shall be filed with the appropriate state authorities, or if already filed shall become effective, and the conversion of shares of COMPANY Stock into shares of HDS Stock, the delivery of shares of HDS Stock, and the transfer of funds, by wire transfer, in an amount equal to the cash portion of the consideration which the STOCKHOLDERS shall be entitled to receive as a result of the Merger, shall occur and be deemed to be completed (such consummation and delivery is herein referred to as the "Closing"). After the Pre-Closing and until the Closing Date, no party may withdraw, terminate or rescind any delivery made at the Pre-Closing unless this Agreement is terminated as provided in Section 12. All documents delivered at the Pre-Closing shall be held by Howard Rice for final delivery on the Closing Date as directed by the parties and their counsel at the Pre-Closing, provided only that the Articles of Merger and any similar document may be filed to become effective on the Closing Date. Should the Agreement be terminated as provided in Section 12 before the Closing Date, the parties shall take all steps necessary to rescind any such filings, Howard Rice shall return all documents delivered at the Pre-Closing to the parties who delivered the same, all such deliveries at the Pre-Closing will be rescinded and a nullity, the Merger shall not become effective, the shares of COMPANY Stock will not be converted into HDS Stock, and shares of HDS Stock will not be delivered to STOCKHOLDERS. If HDS proposes to file any Articles of Merger or any similar document before the Closing, the documents delivered at Pre-Closing shall include documents required to rescind, before the Closing, any filing of the Articles of Merger and any similar document.

     4.3 No Assurances.  The COMPANY and the STOCKHOLDERS acknowledge and agree
         -------------
that (i) there exists no firm commitment, binding agreement, or promise or other assurance of any kind, whether express or implied, oral or written, that any Registration Statement filed in connection with the IPO (the "Registration Statement") will become effective or that the IPO pursuant thereto will occur at a particular price or within a particular range of prices or will occur at all;
(ii) neither HDS nor any of its officers, directors, agents or representatives nor any prospective underwriters in the IPO (the "Underwriters") shall have any liability to the COMPANY, the STOCKHOLDERS or any other person affiliated or associated with the COMPANY for any failure of the Registration Statement to become effective, or of the IPO to occur at a particular price or within a particular range of prices or to occur at all; and (iii) the decision of the STOCKHOLDERS to enter into this Agreement, or to vote in favor of or consent to the proposed Merger, has been made independent of, and without reliance upon, any statements, opinions or other communications of, or due diligence investigations which have been or will be made or performed by, any prospective Underwriter, relative to HDS or the prospective IPO. The Underwriters shall have no obligation to the STOCKHOLDERS with respect to any disclosure contained in the Registration Statement.

5.   REPRESENTATIONS AND WARRANTIES OF COMPANY AND STOCKHOLDERS.

        (A)   Representations and Warranties of COMPANY and STOCKHOLDERS.  The
              ----------------------------------------------------------
COMPANY and each of the STOCKHOLDERS jointly and severally represent and warrant that all of the following representations and warranties in this Section 5(A) (which includes 5.1 through 5.27) are true at the date of this Agreement and, subject to Section 7.9 hereof, shall be true at the time of Pre-Closing and the Closing Date, and that such representations and warranties shall survive the Closing Date for a period of two (2) years (the last day of such period is herein called the "Expiration Date"), except that (i) the warranties and representations set forth in Sections 5.13, 5.19 and 5.20 hereof shall survive until such date as the limitations period has run for each act, inaction, fact, event or circumstance which constitutes a breach thereof, which date shall be deemed to be the Expiration Date for Sections 5.13, 5.19 and 5.20, (ii) the warranties and representations set forth in Section 5.22 hereof shall survive until such date as the limitations period has run for all tax periods ended on or before the Closing Date, which date shall be deemed to be the Expiration Date for Section 5.22, and (iii) solely for purposes of Section 11.1(iv) hereof, all warranties and representations shall survive until such date as the limitations period has run under the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934, as amended (the "1934 Act"), and all other applicable Federal or state securities laws, which date shall be deemed to be the Expiration Date for purposes of Section 11.1(iv) hereof. Disclosures or information in any Schedules attached hereto shall be deemed to be disclosures or information for all other Schedules attached hereto. For purposes of this Agreement, "to the knowledge of COMPANY" and similar phrases will mean to the actual knowledge of an officer or director of COMPANY, without investigation.

     5.1 Due Organization. The COMPANY and each of the subsidiaries of the
         ----------------
COMPANY set forth on Schedule 5.6 (the "COMPANY's Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted except either (i) as disclosed on Schedule 5.1 or (ii) where the cumulative effect of all failures to be so authorized or qualified would not have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise), of the COMPANY and the COMPANY's Subsidiaries, taken as a whole (a "Material Adverse Effect"). Schedule 5.1 contains a list of all jurisdictions in which the COMPANY is authorized or qualified to do business. True, complete and correct copies of the Certificate (or Articles) of Incorporation and Bylaws, each as amended, of the COMPANY and each of the COMPANY's Subsidiaries (collectively, the "Charter Documents"), certified by the Secretary or Assistant Secretary of the COMPANY, are all attached hereto as part of Schedule 5.1. A true, complete and correct copy of each Certificate (or Articles) of Incorporation, each as amended, included in the Charter Documents, certified by the Secretary of State or other appropriate authority of the state of incorporation of the COMPANY or the applicable Subsidiary of the COMPANY, as applicable, shall be delivered to HDS at the Pre-Closing. Except as set forth on Schedule 5.1, the minute books of the COMPANY and each of the COMPANY's Subsidiaries, as heretofore made available to HDS, are correct and complete in all material respects.

     5.2 Authority and Validity. The representatives of the COMPANY executing
         ----------------------
this Agreement have the authority to enter into and bind the COMPANY to the terms of this

Agreement and any other agreements contemplated by this Agreement to which the COMPANY is or is contemplated to be a party. The COMPANY has the full legal right, power and authority to enter into this Agreement, any other agreements contemplated by this Agreement, to which the COMPANY is or is contemplated to be a party, and the Merger. All corporate action necessary for the authorization, execution, delivery and performance by the COMPANY of the Agreement, and also any other agreements contemplated by this Agreement to which the COMPANY is or is contemplated to be a party, has been taken. Assuming due authorization, execution and delivery by HDS, this Agreement and any other agreements contemplated by this Agreement to which the COMPANY is or is contemplated to be a party are or will be legal, valid and binding obligations of the COMPANY, enforceable in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally.

     5.3 Capital Stock of the COMPANY. The authorized capital stock of the
         ----------------------------
COMPANY is as set forth in Schedule 5.3. All of the issued and outstanding shares of the capital stock of the COMPANY are owned by the STOCKHOLDERS and in the amounts set forth in Annex II and further, except as set forth on Schedule 5.3, are owned free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind. All of the issued and outstanding shares of the capital stock of the COMPANY have been duly authorized and validly issued, are fully paid and nonassessable, are owned of record and beneficially by the STOCKHOLDERS and further, such shares were offered, issued, sold and delivered by the COMPANY in compliance with all applicable state and federal laws concerning the issuance of securities. Further, none of such shares were issued in violation of the preemptive rights of any past or present stockholder.

     5.4 Transactions in Capital Stock.  Except as set forth on Schedule 5.4,
         -----------------------------
neither the COMPANY nor any of the COMPANY's Subsidiaries has acquired any COMPANY Stock since January 1, 1993. Except as set forth on Schedule 5.4, no option, warrant, call, conversion right or commitment of any kind exists which obligates the COMPANY or any of the COMPANY's Subsidiaries to issue any of their respective authorized but unissued capital stock. Except as set forth on
Schedule 5.4, the COMPANY has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. Except as set forth on Schedule 5.4, there has been no transaction or action taken with respect to the equity ownership of the COMPANY, or any of the COMPANY's Subsidiaries, in contemplation of the transactions described in this Agreement.

     5.5 No Bonus Shares.  Except as set forth in Schedule 5.5, since January 1,
         ---------------
1995 none of the shares of COMPANY Stock was issued for less than the fair market value thereof at the time of issuance or was issued in exchange for consideration other than cash.

     5.6 Subsidiaries. Schedule 5.6 attached hereto lists the name of each of
         ------------
the COMPANY's Subsidiaries and sets forth the number of shares and class of the authorized capital stock of each of the COMPANY's Subsidiaries and the number of shares of each of the COMPANY's Subsidiaries which are issued and outstanding, all of which shares (except as set forth in Schedule 5.6) are owned by the COMPANY, free and clear of all liens, security interests, pledges, voting trusts, equities, restrictions, encumbrances and claims of every kind. Except as set forth in Schedule 5.6, the COMPANY does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity nor is the COMPANY, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

     5.7 Predecessor Status; etc. Set forth in Schedule 5.7 is a listing of all
         ------------------------
names under which the COMPANY or any of the COMPANY's Subsidiaries has done business during the last five years and all names of all predecessor companies for the past five years of the COMPANY, including the names of any entities from whom the COMPANY previously acquired material assets. Except as disclosed in
Schedule 5.7, the COMPANY has not been a subsidiary or division of another corporation or a part of an acquisition which was later rescinded.

     5.8 Spin-off by the COMPANY. Except as set forth on Schedule 5.8, there has
         -----------------------
not been any sale, spin-off or split-up of any material assets of the COMPANY or any of the COMPANY's Subsidiaries or any other person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the COMPANY ("COMPANY Affiliates") other than in the ordinary course of business, within the preceding two years.

     5.9 Financial Statements. Attached hereto as Schedule 5.9 to this Agreement
         --------------------
are copies of the following financial statements (the "COMPANY Financial Statements") of the COMPANY: (i) the COMPANY's balance sheet as of December 31, 1998 and statements of income, cash flows and retained earnings for the twelve month period ended December 31, 1998 (such Balance Sheet as of December 31, 1998 is herein sometimes referred to as the "December 31, 1998 COMPANY Balance Sheet," and December 31, 1998 is herein sometimes referred to as the "Balance Sheet Date") and (ii) the COMPANY's balance sheets as of December 31, 1997 and 1996 and statements of income, cash flows and retained earnings for each of the years in the two-year period ended December 31, 1997. To the knowledge of the Company, such Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as noted). Except as otherwise disclosed in schedules hereto, such balance sheets as of December 31, 1998, 1997 and 1996 present fairly the financial position of the COMPANY (and each of the COMPANY's Subsidiaries on a consolidated basis) as of the dates indicated thereon, and such Statements of Income, Cash Flows and Retained Earnings present fairly the results of their respective operations for the periods indicated thereon.

     5.10 Liabilities and Obligations. For purposes of this Section, any
          ---------------------------
reference to "all liabilities" shall mean, in each such instance, all liabilities of the COMPANY (or the COMPANY's Subsidiaries) of any kind, character or description, whether accrued, absolute, secured or unsecured, contingent or otherwise. Schedule 5.10 is an accurate list with respect to the COMPANY and its Subsidiaries of all liabilities as of a date specified therein, which date shall not be earlier than December 31, 1998. Schedule 5.10 shall be amended and supplemented pursuant to Section 7.9 to list (i) all liabilities which were incurred after such date and were incurred other than in the ordinary course of business or which exceed $20,000 individually or $100,000 in the aggregate if (and only if) such liabilities would either be accrued on the balance sheet of the COMPANY in accordance with generally accepted accounting principles consistently applied if such balance sheet were being prepared immediately before Closing or if such liabilities represent liabilities of the nature described in Section 5.13, Section 5.19, Section 5.20 and/or Section 5.22 (excluding items that are both not known to the COMPANY and not covered by any of such sections because of knowledge qualifications contained in one or more of such sections); and (ii) each liability which is incurred after such date and which exceeds $100,000 and is not otherwise described in the immediately preceding subclause (i).

           For each contingent liability, Schedule 5.10 includes, and each amendment or supplement pursuant to Section 7.9 will include, a reasonable estimate of the maximum amount which may be payable, and the COMPANY has provided (or, in the case of contingent liabilities listed in an amendment or supplement pursuant to Section 7.9, will provide) to HDS the following information:

               (a) a summary description of the liability together with the following:

                     (1) copies of all relevant documentation relating thereto;

                     (2) amounts claimed and any other action or relief sought; and name of claimant and all other parties to the claim, suit or proceeding;

               (b) the name of each court or agency before which any such claim, suit or proceeding is pending; and

               (c) the date that any such claim, suit or proceeding was instituted.

     5.11 Accounts and Notes Receivable.  Attached as Schedule 5.11 to
          -----------------------------
this Agreement is an accurate list of the accounts and notes receivable of the COMPANY (including the COMPANY's Subsidiaries), as of the Balance Sheet Date, including any such amounts which are not reflected in the December 31, 1998 COMPANY Balance Sheet, and including receivables from and advances to employees and the STOCKHOLDERS. Except to the extent to be reflected on Schedule 5.11, such accounts and notes are collectible in the amount to be shown in the December 31, 1998 COMPANY Balance Sheet, net of reserves reflected therein.

     5.12 Permits and Intangibles.  The COMPANY and each of the COMPANY's
          -----------------------
Subsidiaries holds all licenses, franchises, permits and other governmental authorizations including permits, titles (including motor vehicle titles and current registrations), licenses, franchises, certificates, trademarks, trade names, patents, patent applications and copyrights, the absence of which, either singly or in the aggregate, would have a Material Adverse Effect. Schedule 5.12 is an accurate list and summary description of all such licenses, franchises, permits and other governmental authorizations held by COMPANY, provided that, with respect to copyrights, Schedule 5.12 may include only those copyrights which are registered. To the knowledge of the COMPANY, the licenses, franchises, permits and other governmental authorizations listed on Schedule
5.12 are valid, and neither the COMPANY nor any of the COMPANY's Subsidiaries has received any notice that any governmental authority intends to cancel, terminate or not renew any such license, franchise, permit or other governmental authorization. The COMPANY (including the COMPANY's Subsidiaries) has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in applicable permits, licenses, orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing except where all such non-compliances and violations in the aggregate would not have a Material Adverse Effect. Except as specifically provided in Schedule 5.12, the transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or have a Material Adverse Effect upon the rights and benefits afforded to the COMPANY (including the COMPANY's Subsidiaries) by, such licenses, franchises, permits or government authorizations, either singly or in the aggregate.

     5.13 Environmental Matters. Except as set forth on Schedule 5.13, and
          ---------------------
except to the extent that noncompliance with any Environmental Law (as defined below), either singly or in the aggregate, does not have a Material Adverse
Effect: (i) the COMPANY and the COMPANY's Subsidiaries have complied with and are in compliance with all federal, state, local and foreign statutes (civil and criminal), laws, ordinances, regulations, rules, notices, permits, judgments, orders and decrees applicable to any of them or any of their respective properties, assets, operations and businesses relating to environmental protection (collectively "Environmental Laws") including Environmental Laws relating to protection of the air, water or land or to the generation, storage, use, handling, transportation, treatment or disposal of Solid Wastes, Hazardous Wastes or Hazardous Substances (as such terms are defined in any applicable Environmental Law); (ii) the COMPANY and the COMPANY's Subsidiaries have obtained and complied with all necessary permits and other approvals necessary to treat, transport, store, dispose of or otherwise handle Solid Wastes, Hazardous Wastes or Hazardous Substances and have reported, to the extent required by all Environmental Laws, all past and present sites owned and operated by the COMPANY or any of the COMPANY's Subsidiaries where Solid Wastes, Hazardous Wastes or Hazardous Substances have been treated, stored, used, disposed of or otherwise handled; (iii) there have been no releases (as defined in Environmental Laws) at, from, under, in or on any property owned or operated by the COMPANY or any of the COMPANY's Subsidiaries except as permitted by Environmental Laws; (iv) to the knowledge of the COMPANY there is no on-site or off-site location to which the COMPANY or any of the COMPANY's Subsidiaries has transported or disposed of Solid Wastes, Hazardous Wastes or Hazardous Substances or arranged for the transportation of Solid Wastes, Hazardous Wastes or Hazardous Substances, which site is the subject of any federal, state, local or foreign enforcement action or any other investigation which could lead to any claim against the COMPANY, any of the COMPANY's Subsidiaries or HDS for any clean-up cost, remedial work, damage to natural resources or personal injury, including any claim under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; and (v) the COMPANY has no contingent liability in connection with any release of any Solid Waste, Hazardous Waste or Hazardous Substance into the environment. Schedule 5.13 lists all releases of Hazardous Wastes or Hazardous Substances by the COMPANY.

     5.14 Real and Personal Property.  Schedule 5.14 hereto contains an accurate
          --------------------------
list of (x) all real and personal property included (or that will be included) on the December 31, 1998 COMPANY Balance Sheet, (y) all other real and personal property of the COMPANY (including the COMPANY's Subsidiaries) with a book value in excess of $2,500 either (i) as of the Balance Sheet Date or (ii) acquired since the Balance Sheet Date, and (z) all leases for real and personal property to which the COMPANY or any of its subsidiaries is a party involving real or personal property having a value in excess of $20,000 ("Material Leases"), including true, complete and correct copies of all Material Leases, and including an indication as to which real and personal property is currently owned, or was formerly owned, by the STOCKHOLDERS or business or personal affiliates of the COMPANY or the STOCKHOLDERS. All machinery and equipment of the COMPANY and the COMPANY's Subsidiaries listed on Schedule 5.14 is in working order and condition, ordinary wear and tear excepted, except (i) as disclosed in
Schedule 5.14 or (ii) where the cumulative effect of all failures to be in working order and condition would not have a Material Adverse Effect. All Material Leases are in full force and effect and constitute valid and binding agreements of the COMPANY (or a COMPANY Subsidiary, as applicable), and to the knowledge of the COMPANY, constitute valid and binding agreements on the other parties thereto (and their successors) in accordance with their respective terms. All fixed assets used by the COMPANY and the COMPANY's Subsidiaries that are material to the operation of their respective businesses are either owned by the COMPANY or the COMPANY's Subsidiaries or leased under an agreement set forth on Schedule 5.14. Schedule 5.14 contains true, complete and correct copies of all title reports and title insurance policies received by the COMPANY or the COMPANY's Subsidiaries with respect to the real property listed on Schedule
5.14. The COMPANY has also provided in Schedule 5.14 a summary description of all plans or projects that involve the opening of new operations, expansion of any existing operations or the acquisition of any real property or existing businesses, with respect to which the COMPANY (or any of the COMPANY's Subsidiaries) has made any expenditure in the two-year period prior to the date of the Agreement in excess of $10,000, or which if pursued by the COMPANY (or such Subsidiary) would require additional expenditures of capital in excess of $10,000.

Except as set forth on Schedule 5.14 and except for liens excepted in
Section 7.3(vi)(1) and (3), there are no liens against the COMPANY's real and personal properties.

     5.15 Significant Customers; Material Contracts and Commitments. Schedule
          ---------------------------------------------------------
5.15 contains an accurate list of (i) all customers representing five percent (5%) or more of the COMPANY's revenues for the twelve months ended on the Balance Sheet Date (collectively, "significant customers") and (ii) except for Material Leases, all contracts, indentures and other instruments requiring payment or performance by the COMPANY or any COMPANY Subsidiary in an amount or with a value in excess of $25,000 ("Material Contracts") to which the COMPANY or any of its Subsidiaries is a party or by which any of them or any of their respective properties are bound (including contracts with significant customers, joint venture or partnership agreements, contracts with any labor organizations, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, leases, liens, pledges or other security agreements) either (a) as of the Balance Sheet Date or (b) entered into since the Balance Sheet Date, and in each case has delivered true, complete and correct copies of such agreements to HDS, except that leases set forth on Schedule 5.14 need not be set forth on Schedule 5.15. Except to the extent set forth on Schedule 5.15, (i) none of the COMPANY's (including the COMPANY's Subsidiaries) significant customers has cancelled or substantially reduced or, to the knowledge of the COMPANY, is currently attempting or threatening to cancel any Material Contract or substantially reduce utilization of the services provided by the COMPANY (including the COMPANY's Subsidiaries), and (ii) no Stockholder or any affiliate of any Stockholder is a party to any such Material Contract. Except as set forth in Schedule 5.15, the COMPANY and the COMPANY's Subsidiaries have not been the subject of any election in respect of union representation of employees and are not bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union. Except as set forth on Schedule 5.15, no employees of the COMPANY or its Subsidiaries are represented by any labor union or covered by any collective bargaining agreement and no campaign to establish such representation has ever occurred or, to the knowledge of the COMPANY, is in progress. Except as set forth in Schedule 5.15, there is no pending or, to the COMPANY's knowledge, threatened labor dispute involving the COMPANY (including the COMPANY's Subsidiaries) and any group of its employees, nor has the COMPANY (including the COMPANY's Subsidiaries) experienced any labor interruptions over the past three years, and the COMPANY considers its and each of the COMPANY's Subsidiaries' relationship with its respective employees to be good.

     5.16 Title to Real Property.  The COMPANY (including the COMPANY's
          ----------------------
Subsidiaries) has good and insurable title to the real property owned and used in their respective businesses, including those reflected on Schedule 5.14, subject to no mortgage, pledge, lien, conditional sales agreement, encumbrance or charge, except for:

            (i) liens set forth on Schedules 5.10 and 5.15 securing specified liabilities (with respect to which no material default exists);

           (ii) liens for current taxes not yet payable and assessments not in default;

          (iii)    easements for utilities serving the property only; and

           (iv) easements, covenants and restrictions and other exceptions to title shown of record in the office of the County Clerk in which the properties, assets and leasehold estates are located which do not adversely affect the current use of the property in a material way.

     5.17  Insurance.  Schedule 5.17 sets forth an accurate list of all
           ---------
insurance policies carried by the COMPANY (including the COMPANY's Subsidiaries). Except as set forth on Schedule 5.17, the Company has delivered to HDS an accurate list (attached to Schedule 5.17) of all insurance loss runs or worker's compensation claims received for the past three policy years. The Company has provided HDS with true, complete and correct copies of all policies currently in effect. Such insurance policies are currently in full force and effect and shall remain in full force and effect through the Closing Date. No insurance carried by the COMPANY (including any of the COMPANY's Subsidiaries) has ever been cancelled by the insurance company and the COMPANY (including such COMPANY's Subsidiaries) has never been denied coverage.

     5.18  Compensation; Employment Agreements. Schedule 5.18 sets forth an
           -----------------------------------
accurate schedule showing all officers, directors and key employees of the COMPANY (including the COMPANY's Subsidiaries), listing all employment agreements with such officers, directors and key employees and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such persons both (i) for the Balance Sheet Date and (ii) for the date hereof. The COMPANY has provided to HDS true, complete and correct copies of any employment agreements for persons listed on
Schedule 5.18. Since the Balance Sheet Date there have been no increases in the compensation, bonus, sales commissions or fee arrangements payable or to become payable by the COMPANY to any officer, director, stockholder, employee, consultant or sales representative or broker, except as listed on Schedule 5.18.

     5.19  Employee Plans. Schedule 5.19 sets forth complete and accurate lists
           --------------
of all employee benefit plans, all employee welfare benefit plans, all employee pension benefit plans, all multi-employer plans and all multi-employer welfare arrangements (as defined in Sections 3(3), (1), (2), (37) and (40), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), which are currently maintained or sponsored by the COMPANY (or any of the COMPANY's Subsidiaries), or to which the COMPANY (or any of the COMPANY's Subsidiaries) currently contributes, or has an obligation to contribute in the future (including benefit plans or arrangements that are not subject to ERISA, such as employment agreements and any other agreements containing "golden parachute" provisions and deferred compensation agreements) (collectively, the "Plans"). Schedule 5.19 also sets forth all of the Plans that have been terminated within the past six years. The COMPANY has heretofore delivered to HDS correct and complete copies of each of the following:

            (i) each Plan and all amendments thereto; the trust agreement or insurance contracts, if any, forming a part of such Plan and all amendments thereto; and the resolutions and agreements, if any by which the COMPANY (or any of the COMPANY's Subsidiaries) adopted such Plan;

           (ii) all written, and descriptions of all oral, employment, termination, and severance agreements, contracts, arrangements and understandings listed in Schedule 5.19;

          (iii) sample benefit distribution forms that pertain to all Plans that are intended to qualify (the "Qualified Plans") under Section 401(a) of the Code;

           (iv) the most recent actuarial report and the most recent executed Form PBGC-1 with respect to each Plan that is a defined benefit pension plan as defined in Section 414(j) of the Code (a "Defined Benefit Plan");

            (v) Forms 5500 or, as applicable Forms 5500-C/R, filed with respect to the three most recent plan years of each Plan, and all schedules thereto;

           (vi) the most recent determination letter issued by the Internal Revenue Service regarding the qualified status of each Qualified Plan;

          (vii) the most recent accountant's report, if any, with respect to each Plan;

         (viii) the most recent summary plan description, and any subsequent summaries of material modifications, with respect to each Plan;

           (ix)    the bond required by Section 412 of ERISA, if any; and

            (x) all documents required to be filed with the Internal Revenue Service, the Pension Benefit Guaranty Corporation (the "PBGC"), or distributed to participants and beneficiaries in connection with the termination of any Qualified Plan listed on Schedule 5.19 as terminated.

     5.20  Compliance with ERISA.  Except for the Plans, neither the COMPANY
           ---------------------
nor any of the COMPANY's Subsidiaries maintains or sponsors, or is a contributing employer to, a pension, profit-sharing, deferred compensation, stock option, employee stock purchase or other employee benefit plan, employee welfare benefit plan, or any other arrangement with their respective employees, whether or not subject to ERISA. All Plans are in compliance in all material respects with all applicable provisions of ERISA and the regulations issued thereunder, the Code and the regulations issued thereunder, as well as with all other applicable laws, and have been administered, operated and managed in all material respects in accordance with their governing documents, if any. All Qualified Plans are qualified under Section 401(a) of the Code and have been determined by the Internal Revenue Service to be so qualified or application for determination letters have been timely submitted to the Internal Revenue Service and nothing has occurred since the date of each Qualified Plan's most recent determination letter that would adversely affect such Qualified Plan's tax-qualified status. To the extent that any Qualified Plans have not been amended to comply with applicable law, the remedial amendment period permitting retroactive amendment of such Qualified Plans has not expired and will not expire within one hundred twenty (120) days after the Closing Date. All reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including annual reports, summary annual reports, actuarial reports, PBGC-1 Forms, audits or tax returns) have been timely filed or distributed. None of: (i) the STOCKHOLDERS; (ii) any Plan; or (iii) the COMPANY (including any of the COMPANY's Subsidiaries) has engaged in any transaction prohibited under the provisions of Section 4975 of the Code or
Section 406 of ERISA. No Plan has incurred an accumulated funding deficiency, as defined in Section 412(a) of the Code and Section 302(1) of ERISA; and no circumstances exist from which the COMPANY (including any of the COMPANY's Subsidiaries) could have any direct or indirect liability whatsoever (including being subject to any statutory lien to secure payment of any such liability), to the PBGC under Title IV of ERISA or to the Internal Revenue Service for any excise tax or penalty with respect to any plan now or hereafter maintained or contributed to by the COMPANY or any member of a "controlled group" (as defined in Section 4001(a)(14) of ERISA) that includes the COMPANY; and neither the COMPANY (including any of the COMPANY's Subsidiaries) nor any member of a "controlled group" (as defined above) that includes the COMPANY currently has (or at the Closing Date will have) any obligation whatsoever to contribute to any "multi-employer pension plan" (as defined in ERISA Section 4001(a)(14)), nor has any withdrawal liability whatsoever (whether or not yet assessed) arising under or capable of assertion under Title IV of ERISA (including Sections 4201, 4202, 4203, 4204, or 4205 thereof) been incurred by any Plan. Further, except as set forth in Schedule 5.20:

            (i) there have been no terminations, partial terminations or discontinuance of contributions to any Qualified Plan without a determination by the Internal Revenue Service that such action does not adversely affect the tax-qualified status of such Qualified Plan;

           (ii) no Plan which is subject to the provisions of Title IV of ERISA has been terminated;

          (iii) there have been no "reportable events" (as defined in Section 4043 of ERISA) with respect to any Plan which were not properly reported;

           (iv) the valuation of assets of any Qualified Plan, as of the Closing Date, shall equal or exceed the actuarial present value of all accrued pension benefits under any such Qualified Plan in accordance with the assumptions contained in the Regulations of the PBGC governing the funding of terminated Defined Benefit Plans;

            (v) with respect to Plans which qualify as "group health plans" under Section 4980B of the Internal Revenue Code and Section 607(l) of ERISA and related regulations (relating to the benefit continuation rights imposed by "COBRA"), the COMPANY (including any of the COMPANY's Subsidiaries) has complied (and on the Closing Date will have complied) in all respects with all reporting, disclosure, notice, election and other benefit continuation requirements imposed thereunder as and when applicable to such plans, and the COMPANY (including the COMPANY's Subsidiaries) has not incurred (and will not incur) any direct or indirect liability and is not (and will not
be) subject to any loss, assessment, excise tax penalty, loss of federal income tax deduction or other sanction, arising on account of or in respect of any direct or indirect failure by the COMPANY (including any of the COMPANY's Subsidiaries), at any time before the Closing Date, to comply with any such federal or state benefit continuation requirement, which is capable of being assessed or asserted before or after the Closing Date directly or indirectly against the COMPANY (including any of the COMPANY's Subsidiaries) or the STOCKHOLDERS with respect to such group health plans;

           (vi) the COMPANY (including any of the COMPANY's Subsidiaries) is not now nor has it been within the past six years a member of a "controlled group" as defined in ERISA Section 4001(a)(14);

          (vii) there is no pending litigation, arbitration, or disputed claim, settlement or adjudication proceeding, and to the knowledge of the COMPANY, there is no threatened litigation, arbitration or disputed claim, settlement or adjudication proceeding, audit or any governmental or other proceeding, audit or investigation with respect to any Plan, or with respect to any fiduciary, administrator, or sponsor thereof (in their capacities as such), or any party in interest thereof;

         (viii) the Financial Statements as of the Balance Sheet Date reflect the approximate total pension, medical and other benefit expense for all Plans, and no material funding changes or irregularities are reflected thereon which would cause such Financial Statements to be not representative of prior periods;

           (ix) the COMPANY (including any of the COMPANY's Subsidiaries) has not incurred liability under Section 4062 of ERISA;

            (x)    each Qualified Plan that is listed as terminated on Schedule
5.19 was terminated in compliance with all applicable requirements of ERISA and the Code;

           (xi)    except for any Qualified Plan that is categorized on
Schedule 5.19 as having been merged with another Qualified Plan, no Qualified Plan of the COMPANY (including any of the COMPANY's Subsidiaries) has been merged during the six years immediately before the Closing Date;

          (xii) each Qualified Plan that is categorized on Schedule 5.19 as having been merged was merged in compliance with all applicable requirements of ERISA and the Code;

         (xiii) apart from health benefits provided to former employees under Section 4980B of the Code and Part 6 of Title I(B) of ERISA, the COMPANY (including any of the COMPANY's Subsidiaries) has no obligation to provide health or medical benefits to anyone other than its active employees;

          (xiv) the COMPANY (including any of the COMPANY's Subsidiaries) does not sponsor, contribute to, or have any obligation to contribute to any voluntary employees beneficiary association, as described in Section 501(c)(9) of the Code; and

           (xv) except as set forth in Schedule 5.19, the consummation of the transactions contemplated hereby will not result in any obligation to pay any employee of the COMPANY (including any of the COMPANY's Subsidiaries) severance or termination benefits so long as such employee remains employed by the COMPANY (including any of the COMPANY's Subsidiaries) after the Closing.

     5.21  Conformity with Law.  Except to the extent set forth on Schedule
           -------------------
5.21, the COMPANY (including the COMPANY's Subsidiaries) is not in violation of any law or regulation or any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over any of them which (either singly or in the aggregate) would have a Material Adverse Effect; and except to the extent set forth in Schedule 5.10, there are no claims, actions, suits or proceedings pending or, to the knowledge of the COMPANY, threatened, against or affecting the COMPANY (including the COMPANY's Subsidiaries), at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over any of them which (either singly or in the aggregate) would have a Material Adverse Effect, and no notice of any such claim, action, suit or proceeding that could have a Material Adverse Effect, whether pending or threatened, has been received by the COMPANY or any of the COMPANY's Subsidiaries. Except to the extent set forth on Schedule 5.21, the COMPANY (including all of the COMPANY's Subsidiaries) has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in applicable federal, state and local statutes, ordinances, orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing which (either singly or in the aggregate) would have a Material Adverse Effect.

     5.22  Taxes. Certain of the defined terms used in this Section 5.22 have
           -----
the meaning ascribed to them in Section 10. Except as set forth in Schedule
5.22,

            (i) All Tax Returns (as defined in Section 10.6(f)) required to have been filed by or with respect to the COMPANY and any affiliated, combined, consolidated, unitary or similar group of which the COMPANY is or was a member (a "Relevant Group") with any Taxing Authority (as defined in Section 10.6(g)) have been duly filed, and each such Tax Return accurately, correctly and completely reflects the income, franchise or other Tax liability and all other information, including the tax basis and recovery periods for assets, required to be reported thereon. The COMPANY has furnished or made available to HDS complete and accurate copies of all income and franchise tax returns, and any amendments thereto, filed by the COMPANY and any Acquired Party for all taxable years ending on or after December 31, 1995. All Taxes (whether or not shown on any Tax Return and whether or not assessed) owed by the COMPANY, its Subsidiaries and any member of a Relevant Group (collectively, the "Acquired Parties") have been paid. No Tax payment has been made by the COMPANY to any Taxing Authority which is inconsistent with the prior practice of the COMPANY, and no Tax payment has been made by the COMPANY which is in excess of that which is in good faith determined to be due and owing at the time of such payment.

           (ii) Except for Taxes which may be due because HDS does not comply with Section 10.4(iv) of this Agreement, the provisions for Taxes due by the COMPANY and its Subsidiaries (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) in the COMPANY Financial Statements are sufficient for, and adequate to cover, all unpaid Taxes of such Acquired Party.

          (iii) No Acquired Party is a party to any current agreement extending the time within which to file any Tax Return. No claim has ever been made by any Taxing Authority in a jurisdiction in which an Acquired Party does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

           (iv) Each Acquired Party has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

            (v) No Acquired Party expects any Taxing Authority to assess any additional Taxes against or in respect of it for any past period. There is no dispute or claim concerning any Tax liability of any Acquired Party either (i) claimed or raised by any Taxing Authority or (ii) otherwise known to any Acquired Party. No issues have been raised in any examination by any Taxing Authority with respect to any Acquired Party that, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined. Schedule 5.22 attached hereto lists all federal, state, local and foreign income Tax Returns filed by or with respect to any Acquired Party for all taxable periods ended on or after January 1, 1993, indicates those Tax Returns, if any, that have been audited, and indicates those Tax Returns that currently are the subject of audit. Each Acquired Party has delivered to HDS complete and correct copies of all federal, state, local and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, such Acquired Party since January 1, 1995.

           (vi) No Acquired Party has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

          (vii) No Acquired Party has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could require it to make any payments, that would not be deductible by reason of the application of Section 280G of the Code.

         (viii) No Acquired Party is a party to or has any ongoing liability under any Tax allocation or sharing agreement.

           (ix) None of the assets of any Acquired Party constitutes tax-exempt bond financed property or tax-exempt use property, within the meaning of Section 168 of the Code. No Acquired Party is a party to any "safe harbor lease" that is subject to the provisions of Section 168(f)(8) of the Internal Revenue Code as in effect before the Tax Reform Act of 1986, or to any "long-term contract" within the meaning of Section 460 of the Code.

            (x) No Acquired Party is a party to any joint venture, partnership or other arrangement that is treated as a partnership for federal income Tax purposes.

           (xi) There are no accounting method changes of any Acquired Party that could give rise to an adjustment under Section 481 of the Code for periods after the Closing Date.

          (xii) No Acquired Party has received any written ruling of a Taxing Authority related to Taxes or entered into any written and legally binding agreement with a Taxing Authority relating to Taxes.

         (xiii) Each Acquired Party has substantial authority for the treatment of, or has disclosed (in accordance with Section 6662(d)(2)(B)(ii) of the Code) on its federal income Tax Returns, all positions taken on its relevant federal income Tax Returns that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662(d) of the Code.

          (xiv) No Acquired Party has any liability for Taxes of any Person other than such Acquired Party (i) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract or (iv) otherwise.

           (xv) No consent has been filed relating to the COMPANY or any Acquired Party under Section 341(f) of the Code, nor has the COMPANY or any Acquired Party made any tax election that would materially increase the amount of Taxes payable by the COMPANY or any Acquired Party in any Post-Closing Period (as defined in Section 10.6(d)).

          (xvi) The COMPANY made an election to be classified as an S Corporation for its partial taxable year beginning on March 1, 1983 under
Section 1362(a) of the Code and corresponding provisions of the laws of the state in which it is subject to tax, and has qualified as an S Corporation at all times since such date. The

COMPANY does not own any subsidiary which is a qualified Subchapter S subsidiary within the meaning of Section 1361(b)(3) of the Code.

     5.23  No Violations.  Except as set forth in Schedule 5.23, neither the
           -------------
COMPANY (including the COMPANY's Subsidiaries) nor, to the knowledge of the COMPANY, any other party thereto is (i) in violation of any Charter Document or
(ii) in default under any Material Lease or Material Contract; and, except as set forth in the schedules and documents attached to this Agreement, (a) the transactions contemplated hereby will not have a Material Adverse Effect on the rights and benefits of the COMPANY (including the COMPANY's Subsidiaries) under the Material Leases and Material Contracts, either singly or in the aggregate, and (b) except as set forth on Schedule 5.23, the execution of this Agreement and the performance of the obligations hereunder and the consummation of the transactions contemplated hereby will not result in any violation or breach or constitute a default under any of the terms or provisions of the Charter Documents, Material Leases, Material Contracts, any judgment, decree, order or award of any court, governmental body or arbitrator, or any law, rule or regulation applicable to COMPANY or any of COMPANY's Subsidiaries. Except as set forth in Schedule 5.23, none of the Material Leases or Material Contracts requires notice to, or the consent or approval of, any third party with respect to any of the transactions contemplated hereby in order to remain in full force and effect, nor does this Agreement or any of the transactions contemplated hereby give rise to any right to termination, cancellation or acceleration or loss of any right or benefit under any Material Lease or Material Contract.

     5.24  Government Contracts. Except as set forth on Schedule 5.24, the
           --------------------
COMPANY (including the COMPANY's Subsidiaries) is not now a party to any governmental contracts subject to price redetermination or renegotiation.

     5.25  Absence of Changes. Since the Balance Sheet Date, except as set forth
           ------------------
on Schedule 5.25, there has not been with respect to the COMPANY and the COMPANY's Subsidiaries:

            (i) any event or circumstance (either singly or in the aggregate) which would constitute a Material Adverse Effect;

           (ii) any change in its authorized capital, or securities outstanding, or ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

          (iii) any declaration or payment of any dividend or distribution in respect of its capital stock or any direct or indirect redemption, purchase or other acquisition of any of its capital stock, except any declaration of dividends payable by any COMPANY Subsidiary to the COMPANY;

           (iv) any increase of more than five percent (5%) in the compensation, bonus, sales commissions or fee arrangement payable or to become payable by it to any of its respective officers, directors, stockholders, employees, consultants or agents, except for ordinary and customary bonuses and salary for employees (other than the STOCKHOLDERS) in accordance with past practice;

            (v) any work interruptions, labor grievances or claims filed, or any similar event or condition of any character that would have a Material Adverse Effect;

           (vi) any distribution, sale or transfer, or any agreement to sell or transfer any material assets, property or rights of any of its respective business to any person, including the STOCKHOLDERS and their affiliates, other than distributions, sales or transfers in the ordinary course of business to persons other than the STOCKHOLDERS and their affiliates;

          (vii)    any cancellation, or agreement to cancel, any indebtedness or other obligation owing to it, including any indebtedness or obligation of any STOCKHOLDERS or any affiliate thereof, provided that it may negotiate and adjust
                                       --------
bills in the course of good faith disputes with customers in a manner consistent with past practice, provided, further, that such adjustments shall not be deemed
                    --------  -------
to be included in Schedule 5.11 unless specifically listed thereon;

         (viii) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of its assets, property or rights or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

           (ix) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire any property, rights or assets outside of the ordinary course of business;

            (x)    any waiver of any of its material rights or claims;

           (xi) any transaction by it outside the ordinary course of their respective businesses; or

          (xii)    any cancellation or termination of a Material Contract.

    5.26  Deposit Accounts; Powers of Attorney.  The COMPANY has delivered
          ------------------------------------
to HDS an accurate schedule (Schedule 5.26) as of the date of the Agreement, of:

            (i) the name of each financial institution in which the COMPANY has accounts or safe deposit boxes;

           (ii)    the names in which the accounts or boxes are held;

          (iii)    the type of account and account number; and

           (iv) the name of each person authorized to draw thereon or have access thereto.

    Schedule 5.26 also sets forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from the COMPANY or any of the COMPANY's Subsidiaries and a description of the terms of such power.

     5.27  Relations with Governments.  The COMPANY has not made, offered or
           --------------------------
agreed to offer anything of value to any governmental official, political party or candidate for government office which would cause the COMPANY to be in violation of the Foreign Corrupt Practices Act of 1977, as amended or any law of similar effect.

        (B)  Representations and Warranties of STOCKHOLDERS.  Each STOCKHOLDER
             ----------------------------------------------
severally represents and warrants that the representations and warranties set forth in this Section 5(B) (which includes Sections 5.28-5.29) are true as of the date of this Agreement and, subject to Section 7.9 hereof, shall be true at the time of Pre-Closing and on the Closing Date, and that such representations and warranties survive the Closing Date until the Expiration Date.

     5.28  Authority; Validity; Ownership.  Such STOCKHOLDER has the full legal
           ------------------------------
right, power and authority to enter into this Agreement and any other agreements contemplated by this Agreement to which such STOCKHOLDER is or is contemplated to be a party. Assuming due authorization, execution and delivery by HDS, this Agreement and any other agreements contemplated by this Agreement to which such STOCKHOLDER is or is contemplated to be a party are or will be legal, valid and binding obligations of each STOCKHOLDER, enforceable in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors' rights generally. Such STOCKHOLDER owns beneficially and of record all of the shares of the COMPANY Stock identified on Annex II as being owned by such STOCKHOLDER, and, except as set forth on
Schedule 5.28 hereto, such COMPANY Stock is owned free and clear of all liens, encumbrances and claims of every kind.

     5.29  Preemptive Rights. Such STOCKHOLDER does not have, or hereby waives,
           -----------------
any preemptive or other right to acquire shares of COMPANY Stock or HDS Stock that such STOCKHOLDER has or may have had other than rights of any STOCKHOLDER to acquire HDS Stock under (i) this Agreement, (ii) any option granted by HDS or
(iii) any Employment Agreement (as defined in Section 8.12) between STOCKHOLDER and HDS. Nothing in this Section 5.29 shall restrict any STOCKHOLDER from buying and selling shares of HDS Stock in the public market or authorize any such buying or selling by any STOCKHOLDER.

6.  REPRESENTATIONS OF HDS.

    HDS represents and warrants that all of the following representations and warranties are true at the date of this Agreement and shall be true at the time of Pre-Closing and the Closing Date and that such representations and warranties shall survive the Closing Date until the Expiration Date. Solely for purposes of Section 11.2(iv) hereof, and solely to the extent that in connection with the IPO the STOCKHOLDERS actually incur liability under the 1933 Act, the 1934 Act, or any other federal or state securities laws, the representations and warranties set forth herein shall survive until the expiration of any applicable limitations period. For purposes of this Agreement, "to the knowledge of HDS" and similar phrases will mean to the actual knowledge of an officer or director of HDS, without investigation.

     6.1 Due Organization.  HDS  and each of the subsidiaries of HDS ("HDS
         ----------------
Subsidiaries") set forth in Schedule 6.7 is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly authorized and qualified under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted except for where the cumulative effect of all failures to be so authorized or qualified would not have a material adverse effect on the business, operations, affairs, properties, assets or condition (financial or otherwise), of HDS and HDS Subsidiaries, taken as a whole (an "HDS Material Adverse Effect"). True, complete and correct copies of the Certificate of Incorporation and the Bylaws each as amended, of HDS and HDS Subsidiaries (collectively, the "HDS Charter Documents"), certified by the Secretary or an Assistant Secretary of HDS, are attached hereto as Annex IV. A true, complete and correct copy of the Certificate of Incorporation each as amended, of HDS and each of HDS Subsidiaries, certified by the Secretary of State of the State of Delaware, shall be delivered at the Pre-Closing.

     6.2 HDS Stock.  The HDS Stock to be delivered to the STOCKHOLDERS on the
         ---------
Closing Date shall constitute valid and legally issued shares of HDS, fully paid and nonassessable, and except as set forth in this Agreement, will be owned free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind created by HDS, and will be legally equivalent in all respects to the HDS Stock issued and outstanding as of the date hereof. The shares of HDS Stock to be issued to the STOCKHOLDERS under this Agreement will not be registered under the 1933 Act.

     6.3 Authority and Validity.  The representatives of HDS executing this
         ----------------------
Agreement and any other agreements contemplated by this Agreement have the corporate authority to enter into and bind HDS to the terms of this Agreement and any other agreements contemplated by this Agreement to which HDS is or is contemplated to be a party. HDS has the full legal right, power and authority to enter into this Agreement, any other agreements contemplated by this Agreement to which HDS is or is contemplated to be a party, and the Merger. All corporate action necessary for the authorization, execution, delivery and performance by HDS of this Agreement, and also any other agreements contemplated by this Agreement to which HDS is contemplated to be a party, has been taken. Assuming due authorization, execution and delivery by the COMPANY and the STOCKHOLDERS, as applicable, this Agreement and any other agreements contemplated by this Agreement to which HDS is or is contemplated to be a party are or will be legal, valid and binding obligations of HDS, enforceable against HDS in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally.

     6.4 Capital Stock of HDS.  Immediately before the Closing, the authorized
         --------------------
capital stock of HDS will be as set forth in Schedule 6.4. All of the issued and outstanding shares of HDS are owned beneficially and of record by the persons set forth on Annex III. All issued and outstanding shares of HDS stock are duly authorized, validly issued, fully paid and nonassessable. Except as may be otherwise provided in this Agreement, there are no obligations of HDS to repurchase, redeem or otherwise acquire any shares of HDS stock. Except as described in the Registration Statement and except as may be otherwise provided in this Agreement, there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which HDS or any of its subsidiaries are a party or by which they are bound obligating HDS or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of HDS or any of its subsidiaries or obligating HDS or any of its subsidiaries to grant, extend, enter into any such option, warrant, equity security, call, right, commitment or agreement or accelerate its vesting. To the knowledge of HDS, as of the Closing Date, none of the STOCKHOLDERS set forth on Annex III will be a party to or subject to any voting trust, proxy or other agreement or understanding with respect to the shares of capital stock of HDS owned by such STOCKHOLDER. All of the shares of HDS Stock to be issued to the STOCKHOLDERS in accordance herewith will be duly authorized, validly issued, fully paid and nonassessable. All of the shares of HDS Stock issued to persons set forth on Annex III and, based on the representations of STOCKHOLDERS contained in this Agreement and in the documents delivered to HDS pursuant hereto, to STOCKHOLDERS under this Agreement, were or will be offered, issued, sold and delivered by HDS in compliance with all applicable state and federal laws concerning the issuance of securities and none of such shares were or will be issued in violation of the preemptive rights of any past or present stockholder. On the Closing Date the capitalization of HDS will be as set forth in the Registration Statement.

     6.5 No Side Agreements.  Except as set forth in Schedule 6.5, HDS has not
         ------------------
entered into any material agreement with any of the Founding Companies or any of the stockholders of the Founding Companies other than the Other Agreements and the agreements contemplated by each of the Other Agreements, including the employment agreements referred to therein. HDS has made available to the COMPANY copies of all material agreements entered into between (i) HDS and its affiliates and (ii) HDS and the Founding Companies or any stockholders of the Founding Companies. Further, HDS will make available to the COMPANY copies of all of the foregoing agreements entered into between the date hereof and the Closing Date promptly after such agreements are entered into.

     6.6 Subsidiaries. Except for those companies set forth on Schedule 6.6, HDS
         ------------
does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity. HDS is not, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

     6.7 Business; Financial Information. HDS has not conducted any business
         -------------------------------
since the date of its inception, except in connection with this Agreement, the Other Agreements and the contemplated IPO of HDS Stock. HDS was formed in 1998, and has historical financial statements only for the partial years ended December 31, 1998. Attached hereto as Schedule 6.7 are HDS' financial statements for such partial year. Such HDS financial statements have been prepared in accordance with generally accepted accounting principles and present fairly the financial position of HDS as of the dates indicated thereon, and such financial statements present fairly the results of HDS' operations for the periods indicated thereon. HDS has no material liabilities, accrued, contingent or threatened, other than those incurred in connection with this Agreement, the Other Agreements and the agreements contemplated thereby, the agreements to be filed as exhibits to the Registration Statement, and the contemplated IPO of HDS Stock.

     6.8 Conformity with Law. HDS (including HDS Subsidiaries) is not in
         -------------------
violation of any law or regulation or any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over either of them which (either singly or in the aggregate) would have an HDS Material Adverse Effect. There are no claims, actions, suits or proceedings, pending or, to the knowledge of HDS (including HDS Subsidiaries), threatened, against or affecting HDS (including HDS Subsidiaries), at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over any of them and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received by HDS or any of HDS Subsidiaries. HDS (including HDS Subsidiaries) has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in applicable Federal, state and local statutes, ordinances, orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing which would have an HDS Material Adverse Effect.

     6.9 No Violations. HDS (including HDS Subsidiaries) is not (i) in violation
         -------------
of any HDS Charter Document or (ii) in default under any material lease, instrument, agreement, license, or permit to which it is a party or by which its properties are bound (the "HDS Material Documents"); and, except as set forth in the Registration Statement, (a) the rights and benefits of HDS (including HDS Subsidiaries) under the HDS Material Documents will not be materially and adversely affected by the transactions contemplated hereby and (b) the execution of this Agreement and the performance of the obligations hereunder and the consummation of the transactions contemplated hereby will not result in any violation or breach or constitute a default under any of the terms or provisions of the HDS Material Documents, the HDS Charter Documents, any judgment, decree, order or award of any court, governmental body or arbitrator, or any law, rule or regulation applicable to HDS or any HDS Subsidiary. Except as set forth in
Schedule 6.9, none of the HDS Material Documents requires notice to, or the consent or approval of, any third party with respect to any of the transactions contemplated hereby in order to remain in full force and effect, nor does this Agreement or any of the transactions contemplated hereby give rise to any right to termination, cancellation or acceleration or loss of any right or benefit. The minute books of HDS and each HDS Subsidiary as heretofore made available to the COMPANY are true and correct.

     6.10  [Intentionally omitted].
            ---------------------

     6.11  Disclosure.  To the knowledge of HDS, none of the information in the
           ----------
Registration Statement or any schedule or exhibit thereto (other than information concerning the Company or any STOCKHOLDER furnished thereby), taken as a whole, contains or will contain any untrue statement or omit to state a material fact necessary in order to make the statements made not misleading.

     6.12  Compensation; Employment Agreements. Schedule 6.12 sets forth an
           -----------------------------------
accurate schedule showing all officers, directors and key employees of HDS listing all employment agreements with such officers, directors and key employees and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such persons as of the date hereof. HDS has provided to the COMPANY true, complete and correct copies of any employment agreements for persons listed on Schedule 6.12, excluding John Brezniker.

7.   COVENANTS PRIOR TO CLOSING.

     7.1 Access and Cooperation; Due Diligence.
         -------------------------------------

            (i) Between the date of this Agreement and the Closing Date, the COMPANY shall afford to the officers and authorized representatives of HDS access to all of the COMPANY's (including the COMPANY's Subsidiaries') key employees (which, for purposes of this Section 7.1(i), means the STOCKHOLDERS and Dirk Hallett), sites, properties, books and records and will furnish HDS with such additional financial and operating data and other information as to the business and properties of the COMPANY (including the COMPANY's Subsidiaries) as HDS may from time to time reasonably request. The COMPANY will cooperate with HDS, its representatives, auditors and counsel in the preparation of any documents or other material which may be required by this Agreement. The COMPANY shall not unreasonably refuse to provide reasonable access to the COMPANY's (including the COMPANY's Subsidiaries) key employees books, records and other financial data to all Other Companies and their representatives, auditors and counsel, provided that the COMPANY will not be required to disclose competitively-sensitive information to such Other Companies. HDS, the STOCKHOLDERS and the COMPANY will treat all information obtained in connection with the negotiation and performance of this Agreement or the due diligence investigations conducted with respect to the Other Companies as confidential in accordance with the provisions of Section 14 hereof and will not use such information for any purpose other than for the evaluation of the transactions contemplated by this Agreement. In addition, HDS will cause each of the Other Companies to enter into a provision similar to this Section 7.1 requiring each such Other Company to keep confidential any information obtained by such Other Company and to not use such information for any purpose other than for the evaluation of the transactions contemplated by the applicable Other Agreement. All Other Companies shall be third-party beneficiaries with respect to the covenant of the COMPANY and the STOCKHOLDERS restricting the use of information received by the COMPANY and such STOCKHOLDERS, and the COMPANY shall be a third-party beneficiary with respect to the covenant of the Other Companies restricting the use of COMPANY information received by such Other Companies.

           (ii) Between the date of this Agreement and the Closing Date, HDS shall afford to the officers and authorized representatives of the COMPANY access to all of HDS' (including HDS Subsidiaries') key employees, sites, properties, books and records and will furnish the COMPANY with such additional financial and operating data and other information as to the business and properties of HDS (including HDS Subsidiaries) as the COMPANY may from time to time reasonably request. HDS will cooperate with the COMPANY, its representatives, engineers, auditors and counsel in the preparation of any documents or other material which may be required by this Agreement. The COMPANY will cause all information obtained in connection with the negotiation and performance of this Agreement to be treated as confidential in accordance with the provisions of Section 14 hereof.

     7.2 Conduct of Business Pending Closing.  Between the date of this
         -----------------------------------
Agreement and the Closing Date, the COMPANY will, and will cause the COMPANY's subsidiaries to, except as set forth in Schedule 7.2:

            (i) carry on its respective businesses in substantially the same manner as it has heretofore, and not introduce any material new method of management, operation or accounting;

           (ii) maintain its respective properties, facilities, equipment and other assets, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

          (iii) perform all of its respective material obligations under agreements to which it is a party relating to or affecting its respective assets, properties or rights;

           (iv) subject to Section 7.6, keep in full force and effect present insurance policies or other comparable insurance coverage;

            (v) use reasonable efforts to maintain and preserve its business organization intact, retain its respective present employees and maintain its respective relationships with suppliers, customers and others having business relations with it;

           (vi) maintain compliance with all permits, laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar governmental authorities applicable to the COMPANY; and

          (vii) maintain compliance with all present debt and lease instruments and not enter into new or amended debt or lease instruments involving payments by the COMPANY or the COMPANY's Subsidiaries over $100,000 (individually or in the aggregate), without the knowledge and consent of HDS (which consent shall not be unreasonably withheld or delayed).

     7.3 Prohibited Activities.  Except as disclosed in Schedule 7.3,
         ---------------------
between the date of this Agreement and the Closing Date, the COMPANY has not and, without the prior written consent of HDS (which consent shall not be unreasonably withheld or delayed), will not:

            (i)    make any change in its Articles of Incorporation or Bylaws;

           (ii) issue any securities, options, warrants, calls, conversion rights or commitments relating to its securities of any kind other than in connection with the exercise of options or warrants listed on Schedule 5.4 or as otherwise provided in this Agreement or any schedule;

          (iii) declare or pay any dividend, or make any distribution in respect of its stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of its stock or as otherwise provided in this Agreement or any schedule;

           (iv) enter into any contract (including any contract to provide services to customers) or commitment or incur or agree to incur any liability or make any capital expenditures, unless (x) it is in the ordinary course of business (consistent with past practice) or (y) when aggregated with all other such contracts, commitments, liabilities and capital expenditures not in the normal course of business consistent with past practice, it involves an amount not in excess of $50,000;

            (v) increase the compensation payable or to become payable to any officer, director, STOCKHOLDER, employee or agent, or make any bonus or management fee payment to any such person, except (x) bonuses to employees (other than the STOCKHOLDERS or their affiliates) consistent with past practice and (y) increases in salaries and commission rates payable to employees (other than to STOCKHOLDERS and their affiliates), provided that neither the salary nor such commission rate payable to any employee may increase to more than one hundred five percent (105%) of such employee's current salary or commission rate, whichever is applicable;

           (vi) create, assume or permit to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired, except (1) with respect to purchase money liens incurred in connection with the acquisition of equipment with an aggregate cost not in excess of $50,000 necessary or desirable for the conduct of the businesses of the COMPANY (including the COMPANY's Subsidiaries), or (2) liens set forth on
Schedule 5.14 hereto or (3) liens for taxes either not yet due or materialmen's, mechanics', workers', repairmen's, employees' or other like liens arising in the ordinary course of business;

          (vii) sell, assign, lease or otherwise transfer or dispose of any property or equipment except in the ordinary course of business;

         (viii) negotiate for the acquisition of any business or the start-up of any new business;

           (ix) merge or consolidate or agree to merge or consolidate with or into any other corporation;

            (x) waive any material rights or claims of the COMPANY, except for COMPANY's negotiation and adjustment of bills in the course of good faith disputes with customers in a manner consistent with past practice;

           (xi) commit a material breach or amend or terminate any Material Contract, or material permit, license or other right of the COMPANY, or make or terminate any election involving Taxes that would in any way adversely affect the Tax liability of the COMPANY or any Acquired Party (or HDS following the Merger) in any taxable period; or

          (xii) enter into any other transaction outside the ordinary course of its business or prohibited hereunder.

     7.4 No Shop.  None of the STOCKHOLDERS, the COMPANY, any of the
         -------
COMPANY's Subsidiaries or any agent, officer, director or any representative of any of the foregoing will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Closing Date or the termination of this Agreement in accordance with its terms, directly or indirectly: (i) solicit or initiate, either directly or indirectly, the submission of proposals or offers from any person for, (ii) participate in any discussions pertaining to or (iii) furnish any information to any person other than HDS or the Founding Companies relating to, any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, the COMPANY or a merger, consolidation or business combination of the COMPANY.

     7.5 Notice to Bargaining Agents. Prior to the Closing Date, the COMPANY
         ---------------------------
shall satisfy any requirement for notice of the transactions contemplated by this Agreement under applicable collective bargaining agreements, and shall provide HDS with proof that any required notice has been sent.

     7.6 Termination of Plans.  Before the Pricing Date, the COMPANY shall
         --------------------
terminate all Plans listed on Schedule 7.6, conditioned upon the Closing occurring.

     7.7 HDS Prohibited Activities.  Between the date of this Agreement and the
         -------------------------
Closing Date, except as set forth on Schedule 7.7, HDS will not:

            (i) issue any securities, options, warrants, calls, conversion rights or commitments relating to its securities of any kind;

           (ii) make any changes in its Certificate of Incorporation or Bylaws other than one or more amendments to the Certificate of Incorporation to accomplish a split or reverse split of the HDS Stock (provided that in the event of any such split or reverse split, the number of shares of HDS Stock to be delivered to the STOCKHOLDERS, and to the stockholders of the Other Companies, and also the Minimum IPO Price, all as set forth on Annex I, will be adjusted accordingly) or to increase the authorized capital stock of HDS to an amount not to exceed 40 million shares of common stock and 5 million shares of preferred stock;

          (iii) hire or appoint any officer or director or increase the compensation payable or to become payable to any officer or director;

           (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to HDS and the HDS Subsidiaries; or

            (v) engage in any business except good faith efforts to comply with and exercise rights under this Agreement and the Other Agreements, prepare for the IPO, and prepare to carry on the business heretofore operated by the Founding Companies and the business contemplated for HDS after the Closing.

     7.8  Notification of Certain Matters.  The STOCKHOLDERS and the COMPANY
          -------------------------------
shall give prompt notice to HDS of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of the COMPANY or the STOCKHOLDERS contained herein to be untrue or inaccurate in any material respect at or before the Closing and
(ii) any material failure of any STOCKHOLDER or the COMPANY to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder. HDS shall give prompt notice to the COMPANY of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of HDS contained herein to be untrue or inaccurate in any material respect at or before the Closing and (ii) any material failure of HDS to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice under this Section 7.8 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, which modification may only be made under Section 7.9,
(ii) modify the conditions set forth in Sections 8 and 9, or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     7.9 Amendment of Schedules. Each party shall have the continuing obligation
         ----------------------
until the Pre-Closing to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules; provided however, that supplements and
                            -------- -------
amendments to Schedules 5.10, 5.11 and 5.14 shall have to be delivered only at the Pre-Closing Date, unless such Schedule is to be amended to reflect an event occurring other than in the ordinary course of business. In the event that the COMPANY amends or supplements a Schedule under this Section 7.9 in any material respect, and HDS does not consent (which consent shall not be unreasonably withheld) to the effectiveness of such amendment or supplement at or before the Pre-Closing, this Agreement shall be deemed terminated by mutual consent as set forth in Section 12.1(i) hereof. If a schedule is amended or supplemented in a non-material respect, the consent of HDS shall be deemed granted. In the event that HDS amends or supplements a Schedule under this Section 7.9 in any material respect and the Company and a majority of the Other Companies do not consent (which consent shall not be unreasonably withheld) to the effectiveness of such amendment or supplement at or before the Pre-Closing, this Agreement shall be deemed terminated by mutual consent as set forth in Section 12.1(i) hereof. For all purposes of this Agreement, including for purposes of determining whether the conditions set forth in Sections 8.1 and 9.1 have been fulfilled, the Schedules hereto shall be deemed to be the Schedules as amended or supplemented under this Section 7.9. In the event that one of the Other Companies amends or supplements a Schedule under
Section 7.9 of one of the Other Agreements in any material respect, HDS shall give the COMPANY notice promptly after it has knowledge thereof. If HDS and a majority of the Founding Companies, excluding such Other Company, do not consent (which consent shall not be unreasonably withheld) to the effectiveness of such amendment or supplement, at or before the Pre-Closing, this Agreement shall be deemed terminated by mutual consent as set forth in Section 12.1(i) hereof. For purposes of this Section 7.9, HDS shall be deemed to have given its consent to the effectiveness of any amendment or supplement to a Schedule if HDS does not notify the COMPANY of its disapproval within 48 hours after HDS is notified of such amendment or supplement, and the COMPANY and each Other Company shall be deemed to have given its consent to the effectiveness of any amendment or supplement to a Schedule if the COMPANY or such Other Company, as applicable, does not notify HDS of its disapproval within 48 hours after the COMPANY or such Other Company, as applicable, is notified of such amendment or supplement. Except as otherwise provided herein, no amendment of or supplement to a Schedule shall be made after the Pre-Closing.

     7.10 Cooperation in Preparation of Registration Statement. The COMPANY and
          ----------------------------------------------------
STOCKHOLDERS shall furnish or cause to be furnished to HDS and the Underwriters all of the information concerning the COMPANY or the STOCKHOLDERS reasonably requested by HDS and the Underwriters, subject to the confidentiality provisions of this Agreement, and will cooperate with HDS and the Underwriters in the preparation of the Registration Statement and the prospectus included therein (including audited financial statements prepared in accordance with generally accepted accounting principles). The COMPANY and the STOCKHOLDERS agree promptly to advise HDS if at any time during the period in which a prospectus relating to the offering is required to be delivered under the 1933 Act, any information contained in the prospectus concerning the COMPANY or the STOCKHOLDERS becomes incorrect or incomplete in any material respect, and to provide the information needed to correct such inaccuracy.

     7.11  Examination of Final Financial Statements. To the extent that
           -----------------------------------------
financial statements of the COMPANY for any quarter subsequent to the Balance Sheet Date are required to be included in the Registration Statement, the COMPANY shall provide, and HDS shall have had sufficient time to review, the unaudited balance sheet and statements of income, cash flows and retained earnings of the COMPANY as of the end of such quarter, disclosing no material adverse change in the financial condition or results of operations of the COMPANY, provided, however, that for purposes of this Section 7.11 neither a decline in nor a distribution disclosed in Schedule 7.3 shall be a material adverse change. Such financial statements, which shall be deemed to be Financial Statements (as described in Section 5.9), shall have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as noted therein). To the extent such Financial Statements shall be included or reflected in the Registration Statement, any events or circumstances reflected therein which might constitute a Material Adverse Effect with respect to the COMPANY shall be deemed to have been waived by HDS and HDS shall have no rights in respect of such Material Adverse Effect.

     7.12  Maintenance of Liquidity and Limitation of Debt. The COMPANY agrees
           -----------------------------------------------
that, as of the Closing Date, the COMPANY will have (i) adjusted working capital (defined for purposes of this Agreement as cash plus receivables net of receivables reserves less short-term liabilities, excluding the short-term portion of long-term debt) of at least $100,000 and (ii) no adjusted long-term liabilities (defined for this purpose as long-term liabilities plus the short-term portion of long-term debt). As used in the preceding sentence, the terms "cash," "receivables," "receivables reserves," "short-term liabilities," "short-term portion of long-term debt," "long-term liabilities" and "short-term portion of long-term debt" all will have the same meaning as in generally accepted accounting principles, as applied in the preparation of the COMPANY Financial Statements, provided that (i) "short-term liabilities" shall not include any income or franchise taxes owing by, claimed to be owing by or imposed on the COMPANY by any Taxing Authority, which are not yet paid as of the Closing Date, for any taxable periods ending on or before the Closing Date, (ii) "short-term liabilities" shall include taxes and other amounts required to be withheld and/or paid with respect to compensation paid to employees owing by the Company to any Taxing Authority for any taxable period, (iii) "receivables" will include any note from an employee STOCKHOLDER payable upon the Closing from consideration otherwise payable to such employee STOCKHOLDER, and (iv) long-term liabilities will not include rent payable in the future pursuant to the Leases, as defined in Section 8.14.

8.   CONDITIONS PRECEDENT TO OBLIGATIONS OF STOCKHOLDERS AND COMPANY.

     The obligations of STOCKHOLDERS and the COMPANY with respect to actions to be taken on the Pricing Date are subject to the satisfaction or waiver on or before the Pricing Date of all of the following conditions. The obligations of the STOCKHOLDERS and the COMPANY with respect to actions to be taken on the Closing Date and their obligations to consummate the Merger are subject to the satisfaction or waiver on or before the Closing Date of the conditions set forth in Sections 8.1, 8.7 and 8.11.

     8.1 Representations and Warranties; Performance of Obligations.  All
         ----------------------------------------------------------
representations and warranties of HDS contained in this Agreement shall be true and correct in all material respects as of the Pricing Date and the Closing Date with the same effect as though such representations and warranties had been made as of that date; each and all of the terms, covenants and conditions of this Agreement to be complied with and performed by HDS on or before the Pricing Date and the Closing Date shall have been duly complied with and performed in all material respects; and a certificate to the foregoing effect dated the Pricing Date and the Closing Date signed by the President or any Vice President of HDS and certified by the Secretary or Assistant Secretary of HDS shall have been delivered to the STOCKHOLDERS.

     8.2 Satisfaction.  All actions, proceedings, instruments and documents
         ------------
required to carry out this Agreement or incidental hereto and all other related legal matters shall be satisfactory to the COMPANY and its counsel. The STOCKHOLDERS and the COMPANY shall be satisfied that the Registration Statement and the prospectus forming a part thereof, including any amendments thereof or supplement thereto, shall not contain any untrue statement of a material fact, or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the
                                                         --------
condition contained in this sentence shall be deemed satisfied if (i) HDS shall have made available to the COMPANY copies of the draft (or changed pages of such draft) of the Registration Statement prior to the initial filing with the Securities and Exchange Commission (the "SEC"), each amendment thereto before the effectiveness thereof with the SEC and of any amendment or supplement thereto after the effectiveness thereof (including any prospectus filed pursuant to Rule 424 under the 1933 Act) and (ii) the COMPANY or STOCKHOLDERS shall have failed to inform HDS in writing before the filing or the effectiveness thereof, as the case may be, of the existence of an untrue statement of a material fact or the omission of such a statement of a material fact or other matter with which they are not satisfied, provided however, that for the period commencing
                              --------
72 hours prior to any such filing or effectiveness, HDS can make such draft or changed pages available by facsimile.

     8.3 No Litigation.  No action or proceeding before a court or any other
         -------------
governmental agency or body shall have been instituted or threatened to restrain or prohibit the Merger or the offering and sale by HDS of HDS Stock under the Registration Statement and no governmental agency or body shall have taken any other action or made any request of the COMPANY as a result of which the management of the COMPANY deems it inadvisable to proceed with the transactions hereunder.

     8.4 Stockholders' Release.  Each stockholder of HDS immediately before the
         ---------------------
Closing Date who is an officer or director of HDS shall have delivered to the COMPANY an instrument dated the Closing Date releasing HDS from any and all claims of such stockholder against HDS and obligations of HDS to such stockholder other than obligations arising in connection with this Agreement, the Other Agreements, any employment agreements between such stockholder and HDS, any options to purchase HDS Stock granted by HDS to such stockholder and any right to the issuance of the shares of HDS Stock set forth in Annex III hereto.

     8.5 Opinion of Counsel.  The COMPANY shall have received an opinion from
         ------------------
counsel for HDS, dated the Closing Date, in the form annexed hereto as Annex V.

     8.6 Director Indemnification. HDS shall have obtained directors and
         ------------------------
officers liability insurance from a reputable insurance company in type and amount as is customary for companies similarly situated, and HDS shall have entered into an indemnification agreement with each STOCKHOLDER, if any, who will become a director of HDS, such indemnification agreement to be substantially in the form attached as Annex VII.

     8.7 Registration Statement.  The underwriters named in the Registration
         ----------------------
Statement shall have agreed to acquire on a firm commitment basis such shares of HDS Stock, subject to the conditions set forth in an underwriting agreement (the "Underwriting Agreement"), on terms such that the Effective IPO Price (as defined in Annex I) is equal to or greater than the Minimum IPO Price (as defined in Annex I).

     8.8 Consents and Approvals. All necessary consents of and filings with any
         ----------------------
governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made, no action or proceeding shall have been instituted or threatened to restrain or prohibit the Merger, and no governmental agency or body shall have taken any other action or made any request of the COMPANY as a result of which the COMPANY deems it inadvisable to proceed with the transactions hereunder.

    8.9 Good Standing Certificates.  HDS shall have delivered to the COMPANY a
        --------------------------
certificate, dated as of a date no later than ten days before the Pricing Date, duly issued by the Delaware Secretary of State and the Secretary of State of each state in which HDS is authorized to do business, showing that HDS is in good standing and authorized to do business and that all state franchise or income tax returns and taxes for HDS, for all periods before the Closing, have been filed and paid.

     8.10    No Waivers.  HDS shall not have waived any closing condition under
             ----------
any Other Agreement, unless such condition does not constitute a Material Adverse Effect (as defined in such Other Agreement) on the Other Company party to such Other Agreement.

     8.11    No Material Adverse Change. No event or circumstance shall have
             --------------------------
occurred which would constitute an HDS Material Adverse Effect; and the COMPANY shall have received a certificate signed by HDS dated the Pricing Date and the Closing Date to such effect.

     8.12    Employment Agreements. Each of the persons listed on Schedule 8.12
             ---------------------
shall have entered into an employment agreement with HDS substantially in the form of Annex VIII (each an "Employment Agreement").

     8.13    Consulting Agreements. Each of the persons listed on Schedule 8.13
             ---------------------
shall have entered into a consulting agreement with HDS substantially in the form of Annex IX (each a "Consulting Agreement").

     8.14    Leases. Each lease listed on Schedule 8.14 and attached as Annex X,
             ------
as amended by all amendments included in Annex X, (collectively, the "Leases") shall have been assumed by HDS, and HDS shall have entered into any amendments included in Annex X which have not been entered into by the COMPANY.

9.   CONDITIONS PRECEDENT TO OBLIGATIONS OF HDS.

     The obligations of HDS with respect to actions to be taken on the Pricing Date are subject to the satisfaction or waiver on or before the Pricing Date of all of the following conditions. The obligations of HDS with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or before the Closing Date of the conditions set forth in Sections 9.1, 9.3, 9.4 and 9.11.

     9.1   Representations and Warranties; Performance of Obligations.  All the
           ----------------------------------------------------------
representations and warranties of the STOCKHOLDERS and the COMPANY contained in this Agreement shall be true and correct in all material respects as of the Pricing Date and the Closing Date with the same effect as though such representations and warranties had been made on and as of such date; each and all of the terms, covenants and conditions of this Agreement to be complied with or performed by the STOCKHOLDERS and the COMPANY on or before the Pricing Date or the Closing Date, as the case may be, shall have been duly performed or complied with in all material respects; and the STOCKHOLDERS shall have delivered to HDS a certificate dated the Pricing Date and the Closing Date signed by them and certified by the Secretary or Assistant Secretary of the COMPANY to such effect.

     9.2   No Litigation.  No action or proceeding before a court or any other
           -------------
governmental agency or body shall have been instituted or threatened to restrain or prohibit the Merger or the offering and sale by HDS of HDS Stock under the Registration Statement, and no governmental agency or body shall have taken any other action or made any request of HDS as a result of which the management of HDS deems it inadvisable to proceed with the transactions hereunder.

     9.3   Financial Statements.  Before the Closing Date, HDS shall have had
           --------------------
sufficient time to review consolidated balance sheets of the COMPANY for the fiscal quarters beginning after the Balance Sheet Date, and consolidated statements of income, cash flows and retained earnings of the COMPANY for the fiscal quarters beginning after the Balance Sheet Date, and the same shall not disclose any material adverse change in the financial condition of the COMPANY or the results of its operations from the

COMPANY Financial Statements as of the Balance Sheet Date, provided, however, that for purposes of this Section 9.3 neither a decline in revenues nor a distribution disclosed in Schedule 7.3 shall be a material adverse change.

    9.4 No Material Adverse Effect. Except as provided in Schedules 7.2, 7.3
        --------------------------
and 7.9, no event or circumstance shall have occurred between the date of this Agreement and the Pricing Date which would constitute a Material Adverse Effect; and HDS shall have received a certificate signed by the STOCKHOLDERS dated the Pricing Date to such effect.

    9.5 STOCKHOLDERS' Release. The STOCKHOLDERS, Ygal Sonenshine and Sheila
        ---------------------
Prell Sonenshine shall have delivered to HDS immediately before the Pricing Date an instrument substantially in the form of Annex XI (each a "Stockholder Release") dated the Pricing Date releasing the COMPANY from any and all claims of the STOCKHOLDERS, Ygal Sonenshine and Sheila Prell Sonenshine against the COMPANY and obligations of the COMPANY to the STOCKHOLDERS, Ygal Sonenshine and Sheila Prell Sonenshine, except for (i) items specifically identified in the Stockholder Release, (ii) continuing obligations to the STOCKHOLDERS, Ygal Sonenshine and Sheila Prell Sonenshine under this Agreement or relating to their employment by the Surviving Corporation and (iii) indemnity and contribution obligations of the COMPANY or its successors to an officer or director of the COMPANY or the COMPANY's Subsidiaries before the Merger.

    9.6 Satisfaction.  All actions, proceedings, instruments and documents
        ------------
required to carry out the transactions contemplated by this Agreement or incidental hereto and all other related legal matters shall have been approved by counsel to HDS.

    9.7 Termination of Related Party Agreements. All existing agreements
        ---------------------------------------
between the COMPANY and the STOCKHOLDERS, any Affiliate of the COMPANY or the STOCKHOLDERS, any relative or spouse of any STOCKHOLDER, any relative of the spouse of any STOCKHOLDER, any trust or estate of which any of the foregoing is a settlor or beneficiary, or any corporation or other organization in which the foregoing collectively own 10% or more of any class of equity securities or 10% or more of the equity interest, other than those agreements set forth on Schedule 9.7, or the Leases attached as Annex X, shall have been cancelled.

    9.8 Opinion of COMPANY Counsel.  HDS shall have received an opinion from
        --------------------------
counsel to the COMPANY and the STOCKHOLDERS, dated the Pricing Date, substantially in the form annexed hereto as Annex VI, and the Underwriters shall have received a copy of the same opinion addressed to them. If such counsel is not Silver & Freedman, such counsel shall have been approved by HDS, such approval not to be unreasonably withheld.

    9.9 Consents and Approvals. All necessary consents of and filings with any
        ----------------------
governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made; the COMPANY shall have obtained and delivered to HDS such additional consents to the Merger as HDS may reasonably request, including HDS' receipt on or before the Pricing Date of (a) consents of third parties to those Material Contracts and Material Leases listed on Schedule 5.23 under the last sentence of Section 5.23 and (b) those licenses, franchises, permits or governmental authorizations set forth on Schedule 5.12 under the last sentence of Section 5.12, or assurances reasonably acceptable to it that such consents, licenses, franchises, permits or governmental authorizations will be received on the Closing Date or that the failure to receive such consents, licenses, franchises, permits or governmental authorizations on the Closing Date will not materially adversely affect its ability to conduct the business of the COMPANY as conducted before the Closing Date; no action or proceeding shall have been instituted or threatened to restrain or prohibit the Merger; and no governmental agency or body shall have taken any other action or made any request of HDS as a result of which HDS deems it inadvisable to proceed with the transactions hereunder.

    9.10  Good Standing Certificates.  The COMPANY shall have delivered to HDS a
          --------------------------
certificate, dated as of a date no later than ten days before the Pricing Date, duly issued by the appropriate governmental authority in the COMPANY's state of incorporation and in each state in which the COMPANY is authorized to do business, showing the COMPANY is validly existing, in good standing and authorized to do business and that all state franchise or income tax returns and taxes due by the COMPANY for all periods before the Pre-Closing have been filed and paid.

    9.11  Registration Statement.  The Registration Statement shall have been
          ----------------------
declared effective by the SEC.

    9.12  Employment Agreements. Each of the persons listed on Schedule 8.12
          ---------------------
shall have entered into an Employment Agreement with HDS.

    9.13  Consulting Agreements. Each of the STOCKHOLDERS listed on Schedule
          ---------------------
8.13 shall have entered into a Consulting Agreement with HDS.

    9.14  Leases. Each of the persons listed in Schedule 8.14 shall have
          ------
consented to the assumptions contemplated by Section 8.14 and entered into any amendments included in Annex X.

    9.15  Repayment of Indebtedness.  Before the Closing Date, the STOCKHOLDERS
          -------------------------
shall have fully repaid the COMPANY (including the COMPANY's Subsidiaries) all amounts owing by the STOCKHOLDERS to the COMPANY (including the COMPANY's Subsidiaries).

    9.16  FIRPTA Certificate. The COMPANY and each STOCKHOLDER shall have
          ------------------
delivered to HDS a certificate to the effect that the COMPANY or such STOCKHOLDER, as applicable, is not a "foreign person" under Section 1.1445-2(b) of the Treasury regulations.

    9.17  Insurance. HDS shall be designated as an additional named insured on
          ---------
all of the COMPANY's insurance policies.

    9.18  Nondisturbance Agreements.  Each of the lienholders and ground lessors
          -------------------------
listed in Schedule 9.18 shall have entered into nondisturbance agreements with HDS substantially in the form of Annex XII (collectively the "Nondisturbance Agreements").

10. POST-CLOSING COVENANTS AND SPECIAL TAX MATTERS.

    10.1  Intentionally omitted.

    10.2  Disclosure. If, subsequent to the Pricing Date and before the 25th day
          ----------
after the date of the final prospectus of HDS utilized in connection with the IPO, the COMPANY or the STOCKHOLDERS become aware of any fact or circumstance which would change (or, if after the Closing Date, would have changed) a representation or warranty of COMPANY or STOCKHOLDERS in this Agreement or would affect any document delivered pursuant hereto in any material respect, the COMPANY and the STOCKHOLDERS shall promptly give notice of such fact or circumstance to HDS.

    10.3  Cooperation in Tax Return Preparation. Each party hereto shall at its
          -------------------------------------
own expense cooperate with each other and make available to each other such Tax data and other information as may be reasonably required in connection with (i) the preparation or filing of any Tax Return, election, consent or certification, or any claim for refund, (ii) any determinations of liability for Taxes, or
(iii) an audit, examination or other proceeding with respect to Taxes ("Tax Data"). Such cooperation shall include making their respective employees and independent auditors reasonably available on a mutually convenient basis for all reasonable purposes, including to provide explanations and background information and to permit the copying of books, records, schedules, workpapers, notices, revenue agent reports, settlement or closing agreements and other documents containing the Tax Data ("Tax Documentation"). The Tax Data and the Tax Documentation shall be retained until one year after the expiration of all applicable statutes of limitations (including extensions thereof); provided that
                                                                   --------
in the event an audit, examination, investigation or other proceeding has been instituted before the expiration of an applicable statute of limitations, the Tax Data and Tax Documentation relating thereto shall be retained until there is a final determination thereof (and the time for any appeal has expired).

    10.4  Tax Return Preparation and Filing.
          ---------------------------------

            (i) HDS will be responsible for preparing and filing (or causing the preparation and filing of) all Tax Returns with respect to HDS. The parties hereto acknowledge that the Closing Date shall be the last day of a taxable period of the COMPANY.

           (ii) STOCKHOLDERS will be responsible for preparing and filing (or causing the preparation and filing of) all Tax Returns with respect to the COMPANY and any Acquired Party for any taxable period ending on or before the Closing Date. HDS and the STOCKHOLDERS shall (a) with respect to such Tax Returns, determine the income, gain, expenses, losses, deductions, and credits of the COMPANY and any Acquired Party in a manner consistent with prior practice and in a manner that apportions such income, gain, expenses, loss, deductions and credits equitably from period to period and (b) prepare such Tax Returns in a manner consistent with prior years, in each case as determined in the good faith judgment of the preparer of such returns; provided, however, that in all events such Tax Returns shall be prepared in a manner consistent with applicable laws. HDS shall provide the cash necessary to pay any Taxes shown to be due on such Tax Returns, but without prejudice to the right of HDS to seek indemnification for such Taxes from the STOCKHOLDERS under Section 11.6, if applicable.

          (iii) In order to appropriately apportion any Taxes relating to a taxable period that includes (but that would not, but for this section, close on) the Closing Date, the parties hereto will, to the extent permitted by applicable law, elect with the relevant taxing authority to treat for all purposes the Closing Date as the last day of a taxable period of the COMPANY and any Acquired Party, and such taxable period shall be treated as a Pre-Closing Period (as defined in Section 10.6(c)) for purposes of this Agreement. In any case where applicable law does not permit the COMPANY or an Acquired Party to treat the Closing Date as the last day of a taxable period, then for purposes of this Agreement, the portion of each such Tax that is attributable to the operations of the COMPANY or an Acquired Party for such Interim Period shall be
(x) in the case of a Tax that is not based on income or gross receipts, the total amount of such Tax for the period in question multiplied by a fraction, the numerator of which is the number of days in the Pre-Closing Period portion of such Interim Period, and the denominator of which is the total number of days in such Interim Period, and (y) in the case of a Tax that is based on income or gross receipts, the Tax that would be due with respect to the Interim Period, if such Interim Period constituted an entire taxable period.

           (iv) Except as required by Section 10.5 and except for any reasonable Purchase Price allocation by HDS in respect of the assets of the COMPANY acquired pursuant to this Agreement, HDS shall not make any change in accounting method or any election after the Closing Date which would result in the imposition of any additional Tax on the STOCKHOLDERS for any Pre-Closing Period; provided, however, that HDS may take any action or make any change or election which is required by any rule, law or regulation.

    10.5  Tax Treatment of Transaction.  Each of the parties will treat the
          ----------------------------
merger of HDS and the COMPANY under this Agreement as a taxable sale of the COMPANY's assets followed by a liquidation of COMPANY in accordance with Revenue Ruling 69-6, 1969-1 C.B.104, and will, accordingly, comply with all applicable state and federal tax reporting requirements.

    10.6  Special Definitions Related to Tax Matters.  For all purposes of this
          ------------------------------------------
Agreement related to any Tax matters (including Section 5.22):

            (a) "Affiliate" of a person or entity shall mean a person or entity that directly or indirectly controls, is controlled by or is under common control with that person or entity.

            (b) "Interim Period" shall mean any taxable period commencing before the Closing Date and ending after the Closing Date.

            (c) "Pre-Closing Period" shall mean (i) any taxable period that begins before the Closing Date and ends on or before the Closing Date and (ii) the portion of any Interim Period through and including the Closing Date.

            (d) "Post-Closing Period" means any taxable period that begins after the Closing Date, and, with respect to any Interim Period, the portion of such Interim Period commencing immediately after the Closing Date.

            (e) "Tax" means any federal, state, local, or foreign income, gross receipts, ad valorem, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A), customs duties, capital stock, net worth, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, workers compensation, alternative or add-on minimum, estimated, or other tax of any kind whatsoever imposed by any federal, state, local or foreign government or any agency or political subdivision of any such government, including any interest, penalty, or addition thereto, without regard to whether such tax is disputed or not or arose before, on or after the Closing Date.

            (f) "Tax Returns" means all reports, elections, declarations, claims for refund, estimates, information statements and returns (including any schedules and attachments thereto) relating to, or required to be filed in connection with, any Taxes under the statutes, rules and regulations of any federal, state, local or foreign government taxing authority.

            (g) "Taxing Authority" means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction, having or purporting to have jurisdiction with respect to any Tax.

   10.7  Directors.  The persons named in the Registration Statement shall be
          ---------
appointed as directors of HDS on or before the Closing Date.

   10.8  Release from Guarantees.  HDS shall use its best efforts to have the
          -----------------------
STOCKHOLDERS released from any and all guarantees of any obligations of the COMPANY that they personally guaranteed for the benefit of the COMPANY (including the COMPANY's Subsidiaries), with all such guarantees of indebtedness being assumed by HDS. HDS shall indemnify the STOCKHOLDERS against any and all claims made by lenders under any such guarantees which arise as a result of HDS' failure to cause such guarantee to be released on or before the Closing.

   10.9    HDS Stock Options.  HDS shall prior to the Closing Date adopt an
           -----------------
employee stock option plan providing for the grant of options to employees of HDS as described in the Registration Statement. HDS shall grant stock options to former employees of the COMPANY under such plan (i) having an exercise price equal to or less than the Effective IPO Price and (ii) having an aggregate exercise price equal to $700,000. In granting options under such plan to former employees of the COMPANY, the Board of Directors of HDS or the committee administering such plan, as the case may be, shall follow the recommendations from Ygal Sonenshine set forth in Schedule 10.9 as to the employees to receive such options and the relative size of the awards to the respective employees. As long as such employees remain employed by HDS, such employees shall be eligible for all stock plans, stock option plans, bonuses and benefits, if any, for which similarly situated employees of HDS are eligible. HDS will have complete discretion in determining whether or not to grant or award stock, stock options, bonuses and benefits to such employees, provided only that in determining (i) whether or not such employees are similarly situated to those employees of HDS who are eligible for such stock plans, stock option plans, bonuses and benefits, if any, and (ii) whether or not to make such grants or awards, HDS shall not take into account or take as a credit options granted pursuant to this Section
10.9. Nothing in this Section 10.9 creates any right of any such employee to continue being employed by HDS.

   10.10  Determination and Allocation of Consideration.  The STOCKHOLDERS, the
           ---------------------------------------------
COMPANY and HDS agree to determine the consideration amount and value of the total consideration transferred to the STOCKHOLDERS pursuant to this Agreement plus any liabilities of the COMPANY (plus other relevant items as provided under the Code) (in the aggregate referred to hereafter as the "Section 1060 Consideration") and to allocate such Section 1060 Consideration among the assets and liabilities transferred in accordance with the regulations promulgated under
Section 1060 of the Code. Within 90 days after the Closing Date, HDS shall provide STOCKHOLDERS with one or more schedules allocating the Section 1060 Consideration. If the STOCKHOLDERS disagree with any item reflected on the schedules so provided, STOCKHOLDERS shall have the right within 30 days of the date of such notice to notify HDS of any disagreement and the reason for so disagreeing, in which case STOCKHOLDERS and HDS shall attempt in good faith to resolve the disagreement without undue delay, provided, however, that if they do
                                              --------  -------
not do so, STOCKHOLDERS and HDS each agree to accept and be bound by the determination of Deloitte & Touche. HDS and the STOCKHOLDERS each will bear one-half the fees of Deloitte & Touch in making such determination. The failure of STOCKHOLDERS to provide notice of disagreement to HDS within such 30 day period shall constitute a waiver of such right. HDS and the STOCKHOLDERS agree to prepare and file all forms required to be filed jointly or independently in a timely fashion in accordance with the rules and regulations under Section 1060 of the Code. Such forms shall be prepared in a manner consistent with the allocation made under this Section 10.10 (to the extent applicable). To the extent that the Section 1060 Consideration is adjusted after the Closing Date, the parties agree to revise and amend any relevant schedule and IRS form in the same manner and according to the same procedure described hereunder. The determination and allocation of the Section 1060 Consideration derived pursuant to this subsection shall be binding on STOCKHOLDERS and HDS for all Tax reporting purposes.

11. INDEMNIFICATION.

    The STOCKHOLDERS and HDS each make the following covenants that are applicable to them, respectively:

    11.1  General Indemnification by the STOCKHOLDERS. The STOCKHOLDERS jointly
          -------------------------------------------
and severally (except with respect to Sections 5.28 through 5.30, which shall be several) shall indemnify, defend, protect and hold harmless HDS and the COMPANY, at all times from and after the date of this Agreement until the Expiration Date as defined in Section 5 above, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including reasonable attorneys' fees and expenses of investigation) incurred by HDS or the COMPANY as a result of or arising from (i) any breach of the representations and warranties of the STOCKHOLDERS or the COMPANY set forth herein or on the schedules or certificates delivered in connection herewith (other than the representations and warranties provided in Section 5.22, for which Section 11.6 provides special indemnity provisions); (ii) any nonfulfillment of any covenant on the part of the STOCKHOLDERS or the COMPANY under this Agreement (other than the covenant in Section 10.4(iv), for which Section 11.6 provides special indemnity provisions); (iii) (intentionally omitted); and (iv) except to the extent that such untrue statement of a material fact (or alleged untrue statement of a material fact) appeared, or omission (or alleged omission) occurred, in any preliminary prospectus and the STOCKHOLDERS provided, in writing, corrected information to HDS' counsel and to HDS for inclusion in the final prospectus, and such information was not so included, any liability under the 1933 Act, the 1934 Act or other Federal or state law or regulation, at common law or otherwise, (x) arising out of or based upon any untrue statement of a material fact relating to the COMPANY (including the COMPANY's Subsidiaries) or the STOCKHOLDERS that is provided to HDS or its counsel by the COMPANY or the STOCKHOLDERS and contained in any preliminary prospectus relating to the IPO, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or (y) arising out of or based upon any omission to state therein a material fact relating to the COMPANY (including the COMPANY's Subsidiaries) or the STOCKHOLDERS that is required to be stated therein or necessary to make the statements therein not misleading, and not provided to HDS or its counsel by the COMPANY or the STOCKHOLDERS.

    11.2  Indemnification by HDS.  HDS shall indemnify, defend, protect and hold
          ----------------------
harmless the COMPANY and the STOCKHOLDERS, at all times from and after the date of this Agreement until the Expiration Date, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including reasonable attorneys' fees and expenses of investigation) incurred by the COMPANY and the STOCKHOLDERS as a result of or arising from (i) any breach by HDS of its representations and warranties set forth herein or on the schedules or certificates attached hereto; (ii) any nonfulfillment of any covenant on the part of HDS under this Agreement; (iii) any liabilities which the COMPANY or the STOCKHOLDERS may incur due to HDS' failure to be responsible for the liabilities and obligations of the COMPANY as provided in Section 1.4 hereof (except to the extent that HDS has claims against the STOCKHOLDERS by reason of such liabilities); or (iv) any liability under the 1933 Act, the 1934 Act or other Federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to HDS or any of the Founding Companies other than the COMPANY (with respect to information furnished to HDS by the COMPANY) contained in any preliminary prospectus, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact relating to HDS or any of the Founding Companies other than the COMPANY that is required to be stated therein or necessary to make the statements therein not misleading.

    11.3  Third Person Claims.  (i) Promptly after any party hereto (herein the
          -------------------
"Indemnified Party") has received notice of or has knowledge of any claim by a person not a party to this Agreement ("Third Person"), or the commencement of any action or proceeding by a Third Person (such claim or commencement of such action or proceeding being a "Third Party Claim") that could give rise to a right of indemnification under this Agreement, as a condition precedent to indemnity by any party obligated to provide indemnification under Section 11.1 or 11.2 hereof (herein the "Indemnifying Party"), the Indemnified Party shall give the Indemnifying Party: written notice that describes the nature of such Third Party Claim in reasonable detail; a copy of any and all papers served with respect to that Third Party Claim; if possible, an estimate (which shall not be binding or conclusive) of the amount of damages attributable to the Third Party Claim in reasonable detail if such detail is reasonably available without investigation; and the basis for the Indemnified Party's request for indemnification under this Agreement; provided, however, that the failure of the
                                      --------  -------
Indemnified Party to give timely notice hereunder shall relieve the Indemnifying Party of its indemnification obligations under this Agreement to the extent, but only to the extent that, such failure materially prejudices the Indemnifying Party's ability to defend such claim. Within fifteen (15) days after receipt of such notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party (a) whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this Section 11 with respect to that Third Party Claim and (b) if the Indemnifying Party does not dispute its potential liability to the Indemnified Party with respect to that Third Party Claim, whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against that Third Party Claim.

            (ii) If the Indemnifying Party does not dispute its potential liability to the Indemnified Party and notifies the Indemnified Party within the Election Period that the Indemnifying Party elects to assume the defense of the Third Party Claim through counsel of its own choosing which is acceptable to the Indemnified Party, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, that Third

Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this Section 11.3(ii) and the Indemnified Party shall furnish the Indemnifying Party with all information in its possession regarding that Third Party Claim and otherwise cooperate with the Indemnifying Party in the defense of that Third Party Claim; provided, however, that the Indemnifying Party shall not
--------  -------
enter into any settlement with respect to any Third Party Claim that purports to limit the activities of, or otherwise restrict in any way, any Indemnified Party or any affiliate of any Indemnified Party without the prior consent of that Indemnified Party (which consent may be withheld in the sole discretion of that Indemnified Party). The Indemnified Party is hereby authorized to file during the Election Period, at the sole cost and expense of the Indemnifying Party, any motion, answer or other pleadings that the Indemnified Party shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party under this Section 11.3(ii) and will bear its own costs and expenses with respect to that participation; provided, however, that if the named parties to any such
                    --------  -------
action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and the Indemnified Party has been advised by counsel that it might have one or more legal defenses that are different from the Indemnifying Party's defenses or additional to them, then the Indemnified Party may employ separate counsel at the expense of the Indemnifying Party, and, on its receipt of written notification of that employment, the Indemnifying Party shall not have the right to assume or continue the defense of such action on behalf of the Indemnified Party.

    (iii) If the Indemnifying Party (a) within the Election Period (1) disputes its potential liability to the Indemnified Party under this Section 11,
(2) elects not to defend the Indemnified Party under Section 11.3(ii) or (3) fails to notify the Indemnified Party of its election to defend the Indemnified Party under Section 11.3(ii) or (b) fails to prosecute or settle the Third Party Claim diligently and promptly after such election, then the Indemnified Party shall have the right to defend the Third Party Claim by all appropriate proceedings, at the sole cost and expense of the Indemnifying Party (if the Indemnified Party is entitled to indemnification hereunder). The Indemnified Party shall have full control of such defense and proceedings which it shall promptly and vigorously prosecute to a final conclusion or settlement. Notwithstanding the foregoing, if the Indemnifying Party notifies the Indemnified Party in writing that it disputes its potential liability to the Indemnified Party under this Section 11, and if that dispute is resolved in favor of the Indemnifying Party, then the Indemnifying Party shall not be required to bear the costs and expenses of the Indemnified Party's defense under this Section 11.3 or of the Indemnifying Party's participation therein at the Indemnified Party's request. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party under this Section 11.3(iii), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

     (iv) If for any reason, indemnification against a Third Party Claim required by this Agreement is unenforceable in whole or in part then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such Third Party Claim in a proportion that reflects the relative benefits received by the Indemnified Party and the Indemnifying Party, the relative fault of the Indemnified Party and the Indemnifying Party, and any other relevant equitable considerations. Notwithstanding the foregoing, the aggregate contribution and indemnity of each STOCKHOLDER under this Section 11 shall not exceed the limit on indemnity described in Section 11.5(iii).

      (v) The parties hereto will make appropriate adjustments for any Tax benefits, Tax detriments or insurance proceeds in determining the amount of any indemnification or contribution obligation under this Section 11, provided
                                                                  --------
that no Indemnifying Party shall be obligated to seek any payment under the terms of any insurance policy. All indemnification and contribution payments under this Section 11 shall be deemed adjustments to the Merger consideration provided for herein.

    11.4   Exclusive Remedy.  The indemnification and contribution provided
           ----------------
for in this Section 11 shall be the exclusive remedies in any action seeking damages or any other form of monetary relief brought by any party to this Agreement against another party, provided that nothing herein shall be construed
                                 --------
to limit the right of a party, in a proper case, to seek injunctive relief for a breach of this Agreement.

    11.5   Limitations on Indemnification.
           ------------------------------

             (i) The first amounts otherwise payable by one or more STOCKHOLDERS (whether jointly and severally or severally ) pursuant to Sections
11.1 and 11.3 to HDS and the COMPANY will be offset and reduced (but not below zero) by the Indemnification Threshold. The "Indemnification Threshold" is an amount equal to one and one-half percent (1 1/2%) of the sum of (a) the aggregate amount of Cash Consideration (as defined in Annex I) for all STOCKHOLDERS and (b) the aggregate value of all HDS Stock received by all STOCKHOLDERS on the Closing Date under Section 2.1 of this Agreement. All such amounts otherwise payable by one or more STOCKHOLDERS in excess of the amount so offset and reduced shall be paid without offset or reduction pursuant to this
Section 11.5(i). Notwithstanding the foregoing, this Section 11.5(i) shall not apply to claims for indemnification for breach of Section 7.12 or under Section
11.6. For purposes of determining the Indemnification Threshold under this
Section 11.5(i), the HDS Stock shall be valued at the Effective IPO Price, as defined in Annex I. Claims paid directly by the STOCKHOLDERS (or third parties on behalf of the STOCKHOLDERS) shall be excluded for purposes of calculating the Indemnification Threshold.

            (ii) The first amounts otherwise payable by HDS pursuant to Sections 11.2 and 11.3 to STOCKHOLDERS and the COMPANY will be offset and reduced (but not below zero) by an amount equal to the Indemnification Threshold. All such amounts otherwise payable by HDS in excess of the amount so offset and reduced shall be paid without offset or reduction pursuant to this Section 11.5(ii).

           (iii) Notwithstanding any other term of this Agreement, in no event shall any STOCKHOLDER be liable under this Agreement, including this Section 11, for more than the sum of (a) the amount of Cash Consideration for such STOCKHOLDER, (b) the net proceeds to such STOCKHOLDER from the sale of such STOCKHOLDER's HDS Stock received under Section 2.1 hereof before the indemnity obligation of such STOCKHOLDER is paid and (c) the value of the shares of HDS Stock received by such STOCKHOLDER on the Closing Date under Section 2.1 that have not been sold by such STOCKHOLDER before the indemnity or contribution obligation of such STOCKHOLDER is paid, valued at the closing price per share on the trading day before the indemnification or contribution obligation is paid.

    11.6   Special Tax Indemnity Provisions.
           --------------------------------

              (i) From and after the Closing Date, the STOCKHOLDERS, jointly and severally, shall indemnify and save HDS, the COMPANY and any Acquired Party harmless from any and all Taxes (including any obligation to contribute to the payment of a Tax determined on a consolidated, combined or unitary basis for a group of corporations that includes or included the COMPANY or any Acquired Party) that are (a) imposed on any member (other than the COMPANY or any Acquired Party) of the consolidated, unitary or combined group that includes or included the COMPANY or any Acquired Party or (b) imposed on the COMPANY or any Acquired Party in respect of its income, business, property or operations or for which the COMPANY or any Acquired Party may otherwise be liable (1) for any Pre-Closing Period, (2) resulting by reason of the several liability of the COMPANY or any Acquired Party under Treasury Regulations section 1.1502-6 or any analogous state, local or foreign law or regulation or by reason of the COMPANY or any Acquired Party having been a member of any consolidated, combined or unitary group on or before the Closing Date, (3) resulting from the COMPANY or any Acquired Party ceasing to be a member of any affiliated group (within the meaning of Section 1504(a) of the Code), (4) in respect of any Post-Closing Period, attributable to events, transactions, sales, deposits, services or rentals occurring, received or performed in a Pre-Closing Period, (5) in respect of any Post-Closing Period, attributable to any change in accounting method employed by the COMPANY or any Acquired Party during any of the four previous taxable years, (6) in respect of any Post-Closing Period, attributable to any items of income or gain of an entity treated as a partnership reported by the COMPANY or any Acquired Party as a partner, to the extent such items are properly attributable to periods of the "partnership" ending on or before the Closing Date, or (7) attributable to any discharge of indebtedness that may result from any capital contributions by STOCKHOLDERS (or an affiliate of STOCKHOLDERS) to the COMPANY or any Acquired Party of any intercompany indebtedness owed by the COMPANY to any STOCKHOLDER (or an affiliate of any STOCKHOLDER).

        Notwithstanding the foregoing, the STOCKHOLDERS shall not be obligated to make indemnity payments pursuant to this Section 11.6(i) to the extent that Taxes imposed on the STOCKHOLDERS for any Pre-Closing Period are increased as a direct result of a breach of Section 10.4(iv) of this Agreement by HDS or the COMPANY after the Closing Date.

         (ii) From and after the Closing Date, STOCKHOLDERS shall, jointly and severally, indemnify and save HDS, the COMPANY and any Acquired Party harmless from any liability imposed on HDS, the COMPANY and any Acquired Party (or any affiliate of such companies) attributable to any breach of a warranty or representation made by STOCKHOLDERS in Section 5.22.

        (iii) From and after the Closing Date, and except as expressly provided otherwise in this Section 11.6, HDS and the COMPANY shall indemnify and hold harmless STOCKHOLDERS with respect to (i) any Taxes imposed on HDS, the COMPANY or any Acquired Party with respect to any Post-Closing Period, and (ii) any increase in Taxes imposed on the STOCKHOLDERS for any Pre-Closing Period which directly results from a breach of Section 10.4(iv) of this Agreement by HDS or the COMPANY after the Closing Date.

         (iv) To the extent any party to this Agreement is entitled to indemnification from another party under this Section 11.6, such claim for indemnification shall include the right to recover any losses, damages, liabilities, expenses and costs related thereto, including reasonable attorney's and expert witness fees and other costs of investigating or attempting to avoid the same or oppose the imposition thereof, together with interest thereon at the reference rate in effect from time to time at Bank of America, NT&SA, or its successor, compounded quarterly from the date incurred.

          (v)  Except to the extent expressly provided to the contrary in this
Section 11.6, the general procedures regarding notice and pursuit of indemnification claims set forth in Sections 11.1 through 11.5 shall apply to all claims for indemnification made under this Section 11.6. Notwithstanding the immediately preceding sentence and any provision of
Section 11 to the contrary, if a claim for indemnification involves any matter covered in this Section 11.6, then the contest provisions of Section 11.7, as applicable, shall control regarding the defense and handling of any such third-party claim that could give rise to an indemnification obligation on the part of one party to another. In addition, and notwithstanding anything else in Section 11 to the contrary, the party with the right to control a contest has the right to choose counsel of its choice regarding such contest. Furthermore, there shall be no limit on (a) the time period during which a claim for indemnification may be made under this Section 11.6(i) or (b) the minimum or maximum amount of indemnity payments that may be recovered under this Section 11.6 (other than (1) each party's obligation to make claims for indemnification promptly and without undue delay and (2) the aggregate limit for all indemnity payments imposed on a STOCKHOLDER provided in Section 11.5(iii)).

         (vi) All amounts paid under this Section 11.6 by one party to another party (other than interest payments) shall be treated by such parties as an adjustment to the value of the merger consideration provided under this Agreement.

    11.7   Special Contest Rights Related to Tax Matters.
           ---------------------------------------------

          (i) The STOCKHOLDERS shall have the sole right (but not the obligation) to control, defend, settle, compromise or prosecute in any manner any audit, examination, investigation, hearing or other proceeding with respect to any Tax Return of the COMPANY or any Acquired Party involving only Pre-Closing Periods.

         (ii) Except as expressly provided to the contrary in this Section
11.7, HDS shall have the sole right (but not the obligation) to control, defend, settle, compromise, or prosecute in any manner an audit, examination, investigation, hearing or other proceeding with respect to any Tax Return of the COMPANY or any Acquired Party; provided, however, that any liability for Taxes
                               --------  -------
or Tax issues related to an Interim Period may not be settled or compromised without the consent of the STOCKHOLDERS, which consent shall not be unreasonably withheld or delayed. In addition, (i) HDS shall keep the STOCKHOLDERS duly informed of any proceedings in connection with an Interim Period and (ii) the STOCKHOLDERS shall be entitled to receive copies of all correspondence and documents relating to such proceedings and may, at their option, observe such proceedings (including any associated meetings or conferences).

    11.8   Special Notification Requirements Regarding Tax Disputes.  HDS and
           --------------------------------------------------------
the COMPANY (including any Acquired Party) shall promptly forward to the STOCKHOLDERS all written notifications and other written communications from any Tax Authority received by HDS or the COMPANY (including any Acquired Party) relating to any Pre-Closing Period of the COMPANY (including any Acquired Party), and HDS and the COMPANY (including any Acquired Party) shall execute or cause to be executed any power of attorney or other document or take such actions as requested by the STOCKHOLDERS to enable the STOCKHOLDERS to take any action STOCKHOLDERS deem appropriate with respect to any proceedings relating thereto.

    11.9 Refunds. A party receiving a refund, credit or similar offset (or the
         -------
benefit thereof) with respect to a Tax effectively paid by another party shall immediately pay an amount equal to such refund, credit, offset or benefit (including any interest thereon) to the party that effectively paid the Tax with respect to which the refund, credit, offset or benefit relates. A party entitled to a deduction on account of a Tax effectively paid by another party shall pay an amount equal to any Taxes saved by reason of such deduction to the party that effectively bore the economic cost of the Tax with respect to which such deduction relates, such amount to be paid immediately after such saving is realized.

    11.10  Optional Payment With Shares.  Subject to Section 10.1, any
           ----------------------------
STOCKHOLDER may make any payment to HDS required by this Section 11 by tendering shares of HDS Stock obtained by such STOCKHOLDER under Sections 2 and 3 of this Agreement, with shares so tendered being valued at the closing price per share on the trading day before the indemnification obligation is paid. No STOCKHOLDER will be entitled to make payment with any other shares of HDS Stock.

12.  TERMINATION OF AGREEMENT.

     12.1 Termination. This Agreement may be terminated at any time before the
          -----------
Closing Date solely:

            (i) by mutual consent of the boards of directors of HDS and the COMPANY;

           (ii) at or before the Pre-Closing, by STOCKHOLDERS holding a majority of each class of COMPANY Stock, by the COMPANY, or by HDS, if the Pre-Closing has not been completed by June 30, 1999, time being of the essence, unless the failure to complete the Pre-Closing is due to the willful failure of the party seeking to terminate this Agreement to perform any of its obligations under this Agreement to the extent required to be performed by it before or on the Pricing Date;

          (iii) at or before the Pre-Closing, by STOCKHOLDERS holding a majority of each class of COMPANY Stock or by the COMPANY if a material breach or default shall be made by HDS, or by HDS if a material breach or default shall be made by one or more STOCKHOLDERS or the COMPANY, in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein, and such default shall not have been cured and shall not reasonably be expected to be cured on or before the Pricing Date;

           (iv)  at or before the Pre-Closing under Section 7.9 hereof;

            (v) after the Pre-Closing and before the Closing Date, by STOCKHOLDERS holding a majority of each class of COMPANY Stock, by the COMPANY, or by HDS, if the Underwriting Agreement is terminated (HDS promptly shall notify STOCKHOLDERS and COMPANY of any such termination of the Underwriting Agreement);

           (vi) after the Pre-Closing and before the Closing Date, by STOCKHOLDERS holding a majority of each class of COMPANY Stock if the Minimum IPO Price (as defined in Annex I) is not attained at the time of the IPO; or

          (vii) after the Pre-Closing and before the Closing Date, by STOCKHOLDERS holding a majority of each class of COMPANY Stock, by the COMPANY, or by HDS, if the Closing Date does not occur within ten (10) days after the Pricing Date, time being of the essence.

      12.2  Liabilities in Event of Termination.  In the event of termination
            -----------------------------------
of this Agreement as provided in this Section there shall be no liability or obligation on the part of any party hereto except to the extent that such liability is based on the breach by a party of any of its representations, warranties or covenants set forth in this Agreement and the termination was not effected under 12.1(i), provided that there shall be no liability for a breach of representation or warranty if such representation or warranty was made in good faith and with no reason to know that it was not true.

13.   NONCOMPETITION.

      13.1  Prohibited Activities.  Nothing in this Section may be deemed to
      ---------------------
prohibit any STOCKHOLDER from acquiring, as an investment, up to three percent (3%) of the capital stock of any business whose stock is traded on a national securities exchange or over the counter. Except as set forth on Schedule 13.1, the STOCKHOLDERS will not, for a period of four (4) years following the Closing Date (except that (v) below shall apply to the period ending at the Closing if this Agreement is not terminated prior to the Closing, and June 30, 1999 if this Agreement is terminated prior to the Closing), for any reason whatsoever, directly or indirectly, for themselves or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature :

            (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any business which designs, constructs or supplies commercial kitchens or commercial kitchen fixtures or equipment within one hundred (100) miles of where the COMPANY conducted business before the effectiveness of the Merger (the "Territory");

            (ii) contact or solicit any person who is, at that time, an employee of HDS (including the subsidiaries thereof) in a managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of HDS (including the subsidiaries thereof), provided that
                                                                --------
     any STOCKHOLDER shall be permitted to solicit and hire any member of his or her immediate family;

            (iii) contact any person or entity which is, at that time, or which has been, within one (1) year before that time, a customer of HDS (including the subsidiaries thereof), or any affiliate of such a person or entity, for the purpose of designing, constructing or supplying commercial kitchens or commercial kitchen fixtures or equipment;

            (iv) contact any prospective acquisition candidate, on any STOCKHOLDER's own behalf or on behalf of any person who, or entity which, designs, constructs or supplies commercial kitchens or commercial kitchen fixtures or equipment, for which HDS (or any subsidiary thereof) made an acquisition analysis, for the purpose of acquiring such entity, provided
                                                                     --------
     that no STOCKHOLDER shall be charged with a violation of this Section unless and until such STOCKHOLDER shall have knowledge or notice that such acquisition analysis was made for the purpose of acquiring such entity; or

            (v) engage, directly or indirectly, through any intermediary or otherwise, in any conversations or negotiations with any Other Company regarding a possible business combination between or among them; provided
                                                                      --------
     that such prohibition shall not preclude the COMPANY from conducting business in the ordinary course with any Other Company or from having business combination discussions with any other party subject to the provisions in this Agreement.

     13.2 Damages.  Because of the difficulty of measuring economic losses
          -------
to HDS as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to HDS for which it would have no other adequate remedy, each STOCKHOLDER agrees that the foregoing covenant may be enforced by HDS, in the event of breach by such STOCKHOLDER, by injunctions and restraining orders.

     13.3  Reasonable Restraint.  It is agreed by the parties hereto that the
           --------------------
foregoing covenants in this Section 13 impose a reasonable restraint on the STOCKHOLDERS in light of the activities and business of HDS (including the subsidiaries thereof) on the date of the execution of this Agreement and the current plans of HDS.

     13.4 Severability; Reformation. The covenants in this Section 13 are
          -------------------------
severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

     13.5 Independent Covenant. All of the covenants in this Section 13 shall be
          --------------------
construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any STOCKHOLDER against HDS (including the subsidiaries thereof), whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by HDS of such covenants. It is specifically agreed that the period of four (4) years stated at the beginning of this Section 13, during which the agreements and covenants of each STOCKHOLDER made in this Section 13 shall be effective, shall be computed by excluding from such computation any time during which such STOCKHOLDER is in violation of any provision of this Section 13. The covenants contained in this Section 13 shall not be affected by any breach of any other provision hereof by any party hereto and shall have no effect if the transactions contemplated by this Agreement are not consummated.

     13.6  Materiality.  The COMPANY and the STOCKHOLDERS hereby agree that the
      -----------
covenants in this Section 13 are a material and substantial part of this transaction.

14.   NONDISCLOSURE OF CONFIDENTIAL INFORMATION.

     14.1 STOCKHOLDERS. The STOCKHOLDERS recognize and acknowledge that they had
          ------------
in the past, currently have, and in the future may possibly have, access to certain confidential information of the COMPANY, the Other Companies and/or HDS, such as lists of customers, operational policies, and pricing and cost policies, which is a valuable, special and unique asset of the COMPANY's, the Other Companies' and/or HDS' respective businesses, and which the COMPANY, the Other Companies and/or HDS has reasonably endeavored to protect. The STOCKHOLDERS shall not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of HDS, (b) following the Closing, as required in the course of performing their duties for HDS, and (c) to counsel and other advisers; provided that such advisers agree to the confidentiality
                    -------------
provisions of this Section 14.1 or are subject to substantially similar (or more restrictive) confidentiality rules in their profession; provided, further, that
                                                        -----------------
confidential information shall not include (i) such information which becomes known to the public generally through no fault of the STOCKHOLDERS, (ii) information required to be disclosed by law or the order of any governmental authority under color of law; provided that before disclosing any information
                              -------------
under this clause (ii), the STOCKHOLDERS, if possible, have given prior written notice thereof to HDS and have given HDS a reasonable opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the COMPANY, the Other Companies and/or HDS. In the event of a breach or threatened breach by any of the STOCKHOLDERS of the provisions of this section, HDS shall be entitled to an injunction restraining such STOCKHOLDERS from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting HDS from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

     14.2 HDS. That certain Nondisclosure and Confidentiality Agreement between
          ---
Company and HDS dated as of May __, 1998 (the "Nondisclosure Agreement") remains in full force and effect but will terminate if and when the Closing occurs.

     14.3  Damages.  Because of the difficulty of measuring economic losses as a
           -------
result of the breach of the foregoing covenants in Section 14.1 and 14.2, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, the parties hereto agree that, in the event of a breach by any of them of the foregoing covenants, the covenant may be enforced against the other parties by injunctions and restraining orders.

     14.4  Survival.  The obligations of the parties under this Article 14 shall
           --------
survive the termination of this Agreement.

15.   TRANSFER RESTRICTIONS.

     15.1 Transfer Restrictions. Except for transfers as set forth in Section
          ---------------------
15.2 below to persons or entities who agree to be bound by the restrictions set forth in this Section 15.1, for a period of one year from the Closing Date, none of the STOCKHOLDERS shall (i) sell, assign, exchange, transfer, encumber, pledge, distribute, appoint, or otherwise dispose of (a) any shares of HDS Stock received by the STOCKHOLDERS in the Merger, or (b) any interest (including an option to buy or sell) in any such shares of HDS Stock, in whole or in part, and no such attempted transfer shall be treated as effective for any purpose; or
(ii) engage in any transaction, whether or not with respect to any shares of HDS Stock or any interest therein, the intent or effect of which is to reduce the risk of owning the shares of HDS Stock acquired under Section 2 hereof (including engaging in put, call, short-sale, straddle or similar market transactions). The certificates evidencing the HDS Stock delivered to the STOCKHOLDERS under Section 3 of this Agreement will bear a legend substantially in the form set forth below and contain such other information as HDS may deem necessary or appropriate:

        THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, ENCUMBRANCE, PLEDGE, DISTRIBUTION, APPOINTMENT OR OTHER DISPOSITION BEFORE THE FIRST ANNIVERSARY OF THE CLOSING DATE. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE DATE SPECIFIED ABOVE.

     15.2 Permitted Transferees. Notwithstanding the provisions of Section 15.1,
          ---------------------
a STOCKHOLDER shall have the right to transfer some or all of the shares of HDS stock to any one or more of the following, provided that the transferee agrees to be bound (in a form reasonably satisfactory to HDS and its counsel) by this
Section 15 in any subsequent transfer of such shares: (a) any family member of a STOCKHOLDER (including any transfer to a custodian under any gift to minors statute), with family members being defined as any spouse, lineal descendant or ancestor of a STOCKHOLDER, (b) any trust which is for the benefit of one or more family members of a STOCKHOLDER and (c) any corporation, partnership, limited liability company or other entity (x) of which a majority of the interests therein by value is owned by the STOCKHOLDER and members of the STOCKHOLDER's family, and (y) which is and continues to be controlled by the STOCKHOLDER and members of the STOCKHOLDER'S family for the period set forth in Section 15.1.

16.   FEDERAL SECURITIES ACT REPRESENTATIONS.

    The STOCKHOLDERS acknowledge that the shares of HDS Stock to be delivered to the STOCKHOLDERS under this Agreement have not been registered and will not be registered under the 1933 Act and therefore may not be resold without compliance with the 1933 Act. The HDS Stock to be acquired by such STOCKHOLDERS under this Agreement is being acquired solely for their own respective accounts, for investment purposes only, and with no present intention of distributing it, selling it or otherwise disposing of it in connection with a distribution.

    16.1  Compliance with Law.  The STOCKHOLDERS covenant, warrant and represent
          -------------------
that none of the shares of HDS Stock issued to such STOCKHOLDERS will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the 1933 Act and the rules and regulations of the SEC. All the HDS Stock shall bear the following legend in addition to the legend required under Section 15 of this Agreement:

        THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT") AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IF THE HOLDER HEREOF COMPLIES WITH THE 1933 ACT AND APPLICABLE SECURITIES LAWS.

     16.2 Accredited Investors; Economic Risk; Sophistication. Except as
          ---------------------------------------------------
disclosed in Schedule 16.2, each STOCKHOLDER represents and warrants that such STOCKHOLDER is an "accredited investor," as that term is defined in Regulation D promulgated by the SEC under the 1933 Act. Each STOCKHOLDER is able to bear the economic risk of an investment in the HDS Stock acquired under this Agreement, can afford to sustain a total loss of such investment, and has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the proposed investment in the HDS Stock. Each STOCKHOLDER, or his or her respective purchaser representative, has received all information they deemed material and had an adequate opportunity to ask questions and receive answers from the officers of HDS concerning any and all matters relating to the transactions described herein including the background and experience of the current and proposed officers and directors of HDS, the plans for the operations of the business of HDS, the business, operations and financial condition of the Founding Companies other than the COMPANY, and any plans for additional acquisitions.

17.   REGISTRATION RIGHTS.

     17.1 Piggyback Registration Rights. At any time following one year after
          -----------------------------
the Closing Date, whenever HDS proposes to register any HDS Stock for its own or others' account under the 1933 Act for a public offering, other than (i) registrations of shares to be used as consideration for acquisitions of additional businesses by HDS and

(ii) registrations relating to employee benefit plans, HDS shall give each of the STOCKHOLDERS prompt written notice of its intent to do so. Upon the written request of any of the STOCKHOLDERS given within thirty (30) days after receipt of such notice, HDS shall cause to be included in such registration all of the HDS Stock issued pursuant to this Agreement which any such STOCKHOLDER requests. In addition, if HDS is advised in writing in good faith by any managing underwriter of an underwritten offering of the securities being offered pursuant to any registration statement under this Section 17.1 that the number of shares to be sold by persons other than HDS is greater than the number of such shares which can be offered without adversely affecting the offering, HDS may reduce the number of shares offered for the accounts of such persons to a number deemed satisfactory by such managing underwriter; provided that such reduction shall be
                                           -------------
made first by reducing the number of shares to be sold by persons other than HDS, the stockholders named on Annex III hereto, the stockholders of the Founding Companies (the "Founding Stockholders"), and any person or persons who have required such registration pursuant to "demand" registration rights granted by HDS; thereafter, if a further reduction is required, it shall be made first by reducing the number of shares to be sold by the stockholders named on Annex III hereto and the Founding Stockholders, with such further reduction being made so that to the extent any shares can be sold by stockholders named in Annex III hereto and the Founding Stockholders, each such stockholder will be permitted to sell a number of shares proportionate to the number of shares of HDS Stock owned by such stockholder immediately after the Closing, provided that if any stockholder does not wish to sell all shares such stockholder is permitted to sell, the opportunity to sell additional shares shall be reallocated in the same manner to those stockholders named in Annex III hereto and the Founding Stockholders who wish to sell more shares until no more shares can be sold by such stockholders.

     17.2 Demand Registration Rights. At any time after the date one year after
          --------------------------
the Closing Date, Founding Stockholders holding shares of HDS Stock issued pursuant to this Agreement and the Other Agreements which shares have (i) not been previously registered or sold, (ii) which are not entitled to be sold under Rule 144(k) (or any similar or successor provision) and (iii) which have an aggregate market value in excess of $5 million (based on the average closing price on the five days prior to the date of such request) may request in writing that HDS file a registration statement under the 1933 Act covering such shares of HDS Stock then held by such Founding Stockholders (a "Demand Registration"); provided that the aggregate value of HDS Stock proposed to be sold under such registration statement is not less than $5 million (based on the closing market price of the HDS Stock within five (5) business days of the date of such request). Within ten (10) days of the receipt of such request, HDS shall give written notice of such request to all other Founding Stockholders and shall, as soon as practicable, file and use its best efforts to cause to become effective a registration statement covering all such shares. HDS will use its best efforts to keep such Demand Registration current and effective for one hundred twenty
(120) days (or such shorter period during which holders shall have sold all HDS Stock which they requested to be registered). HDS shall be obligated to effect only two (2) Demand Registrations for all Founding Stockholders, and the second request may not be made until at least one (1) year after the effective date of the registration statement for the first Demand Registration.

        Notwithstanding the foregoing paragraph, following such a demand a majority of the COMPANY's disinterested directors (i.e., directors who have not
                                                   ----
demanded or elected to sell shares in any such public offering) may postpone the filing of the registration statement for a thirty (30) day period beyond the period provided above.

        If at the time of any request by the Founding Stockholders for a Demand Registration HDS has fixed plans to file within sixty (60) days after such request a registration statement covering the sale of any of its securities, no registration of the Founding Stockholders' HDS Stock shall be initiated under this Section 17.2 until ninety (90) days after the effective date of such registration unless HDS is no longer proceeding diligently to effect such registration; provided that HDS shall provide the Founding Stockholders the
              --------
right to participate in such public offering pursuant to, and subject to,
Section 17.1 hereof.

    17.3  Registration Procedures.  All expenses incurred in connection with the
          -----------------------
registrations under this Article 17 (including all registration, filing, qualification, legal, printer and accounting fees, but excluding underwriting commissions and discounts) shall be borne by HDS. In connection with registrations under Sections 17.1 and 17.2, HDS shall (i) prepare and file with the SEC as soon as reasonably practicable, a registration statement with respect to the HDS Stock and use its best efforts to cause such registration to promptly become and remain effective for a period of at least one hundred twenty (120) days (or such shorter period during which holders shall have sold all HDS Stock which they requested to be registered); (ii) use its best efforts to register and qualify the HDS Stock covered by such registration statement under applicable state securities laws as the holders shall reasonably request for the distribution for the HDS Stock; and (iii) take such other actions as are reasonable and necessary to comply with the requirements of the 1933 Act and the regulations thereunder.

     17.4 Underwriting Agreement. In connection with each registration pursuant
          ----------------------
to Sections 17.1 and 17.2 covering an underwritten registered public offering, HDS and each participating holder agree to enter into a written agreement with the managing underwriters in such form and containing such provisions as are customary in the securities business for such an arrangement between such managing underwriters and companies of HDS's size and investment stature, including indemnification. In a registration under Section 17.1, the managing underwriters shall be selected by HDS (or, if required by a "demand" registration right of a stockholder requiring such registration, by such requiring stockholder), and in a registration under Section 17.2, may be selected by the holders of a majority of the shares that have demanded to be included in such registration pursuant to Section 17.2, provided the managing underwriters so selected by such majority are reasonably acceptable to HDS.

    17.5 HDS Stock. For the purposes of this Section 17, HDS Stock issued
         ---------
pursuant to this Agreement shall include shares issued as a stock dividend or stock split, or otherwise distributed by HDS to its stockholders without consideration, in respect of shares of HDS Stock previously issued pursuant to this Agreement.

     17.6 Availability of Rule 144. HDS shall not be obligated to register
          ------------------------
shares of HDS Stock held by any STOCKHOLDER at any time when the resale provisions of Rule 144(k) (or any similar or successor provision) promulgated under the 1933 Act are available to such STOCKHOLDER.

     17.7 Survival. The provisions of this Section 17 shall survive the Pre-
          --------
Closing and Closing Date until December 31, 2002.

18.   GENERAL.

    18.1  Cooperation.  Except as otherwise provided in Section 12, the COMPANY,
          -----------
STOCKHOLDERS and HDS shall each (i) attempt in good faith (without being required to incur unreasonable expense) to cause all conditions to actions to be taken on the Pricing Date and the Closing Date to be satisfied, and (ii) deliver or cause to be delivered to the other on the Pricing Date and Closing Date, and at such other times and places as shall be reasonably agreed to, such additional instruments, and take such additional actions as can be taken without unreasonable expense, as any other may reasonably request for the purpose of carrying out this Agreement. The COMPANY will cooperate and use its reasonable efforts to have the present officers, directors and employees of the COMPANY cooperate with HDS on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any Tax Return filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods before the Closing Date.

     18.2  Successors and Assigns.  This Agreement and the rights of the parties
            ----------------------
hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of HDS, and the heirs and legal representatives of the STOCKHOLDERS.

     18.3 Entire Agreement. This Agreement (including the schedules, exhibits
          ----------------
and annexes attached hereto), the Nondisclosure Agreement and the documents delivered pursuant hereto constitute the entire agreement and understanding among the STOCKHOLDERS, the COMPANY and HDS and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms. Except as otherwise stated herein, this Agreement and the Annexes hereto may be modified or amended only by a written instrument executed by the STOCKHOLDERS, the COMPANY and HDS, acting through their respective officers, duly authorized by their respective Boards of Directors. Any disclosure made on any Schedule delivered pursuant hereto shall be deemed to have been disclosed for purposes of any other Schedule required hereby.

     18.4 Counterparts. This Agreement may be executed simultaneously in two (2)
          ------------
or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

     18.5  Brokers and Agents.  Except as disclosed on Schedule 18.5, each party
           ------------------
represents and warrants that it employed no broker or agent in connection with this transaction, and each party shall indemnify the other against all loss, cost, damages or expense arising out of claims for fees or commission of brokers employed or alleged to have been employed by such indemnifying party.

     18.6  Expenses.  Whether or not the transactions herein contemplated are
           --------
consummated, (i) HDS shall pay the fees, expenses and disbursements of HDS and its agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto, including all costs and expenses incurred in the performance and compliance with all conditions to be performed by HDS under this Agreement, including the fees and expenses of Arthur Andersen, LLP, and Howard, Rice, and the costs of preparing the Registration Statement, and (ii) prior to the Closing, the COMPANY will pay the fees, expenses and disbursements of counsel and accountants for the STOCKHOLDERS and the COMPANY incurred in connection with the subject matter of this Agreement or the Registration Statement. The STOCKHOLDERS shall pay all sales, use, transfer, real property transfer, recording, gains, stock transfer and other similar taxes and fees ("Transfer Taxes") incurred in connection with the transactions contemplated by this Agreement. The STOCKHOLDERS shall file all necessary documentation and Tax Returns with respect to such Transfer Taxes. In addition, each STOCKHOLDER acknowledges that he, and not the COMPANY or HDS, will pay all taxes due upon receipt of the consideration payable to such STOCKHOLDER under Section 2 hereof.

     18.7  Notices.  All notices and other communications required or permitted
           -------
hereunder shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by delivering the same in person to such party or to an officer or agent of such party or by facsimile transmission (followed by delivery by United States mail).

     (a)  If mailed to HDS addressed to it at:
               Hospitality Design & Supply, Inc.
               P.O. Box 5016
               Culver City, CA  90231
               Attn:  Roger M. Laverty, Chief Executive Officer
               Fax:  (310) 253-9734
   with copies to:

               Howard, Rice, Nemerovski, Canady, Falk & Rabkin,
               A Professional Corporation
               3 Embarcadero Center, 7th Floor
               San Francisco, CA  94111-4065
               Attn:  Raymond P. Haas
               Fax:  (415) 217-5910

     (b) If mailed to the STOCKHOLDERS, addressed to them at their addresses set forth on Annex II, with copies to such counsel, if any, as is set forth with respect to each STOCKHOLDER on such Annex II; if mailed to the COMPANY, addressed to it at its address set forth on Annex II marked "Personal and Confidential" with copies to the COMPANY's counsel as set forth on Annex II, provided that notice to the COMPANY shall only be for notices or communications
--------
required or permitted hereunder before the Effective Time of the Merger; or to such other address or counsel as any party hereto shall specify under this
Section 18.7 from time to time.

     18.8 Governing Law; Forum.  This Agreement shall be governed by and
           --------------------
construed in accordance with the laws of the State of California, without giving effect to laws concerning choice of law or conflicts of law. All disputes arising out of this Agreement or the obligations of the parties hereunder, including disputes that may arise following termination of this Agreement, shall be subject to the exclusive jurisdiction and venue of the California State courts of Orange County, California (or, if there is federal jurisdiction, then the exclusive jurisdiction and venue of the United States District Court having jurisdiction over Orange County). Each party hereby irrevocably and unconditionally consents to the personal and exclusive jurisdiction and venue of said courts and any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same. THE PARTIES HERETO EACH HEREBY KNOWINGLY AND VOLUNTARILY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTER-CLAIM, WHETHER IN CONTRACT OR TORT OR OTHERWISE, ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH.

     18.9  Survival of Representations and Warranties.  The representations,
           ------------------------------------------
warranties, covenants and agreements of the parties made herein, or in writing delivered under the provisions of this Agreement shall survive the consummation of the transactions contemplated hereby and any examination on behalf of the parties until the applicable Expiration Date.

    18.10 Exercise of Rights and Remedies. Except as otherwise provided herein,
          -------------------------------
no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

     18.11 Time.  Time is of the essence with respect to this Agreement.
            ----

     18.12 Reformation and Severability. In case any provision of this Agreement
           ----------------------------
shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     18.13 Remedies Cumulative.  Except as otherwise provided in Section 11, no
           -------------------
right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

     18.14 Construction. Generally, this Agreement shall be interpreted according to its plain meaning, consistent with the following principles:

     (i) This Agreement has been negotiated among HDS, the COMPANY, the STOCKHOLDERS and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement shall not apply in any construction or interpretation of this Agreement.

     (ii) Whenever required by the context hereof, the singular shall be deemed to include the plural, the plural shall be deemed to include the singular, and the masculine, the feminine and neuter gender shall be deemed to include the others.

     (iii) Whenever applicable, the term "or" shall be interpreted inclusively (the same meaning as "and/or" in many legal documents) so that, for example, "A, B or C" shall be interpreted as A or B or C, or any combination of A, B and C.

     (iv) Unless a descriptive list of examples is expressly described as exclusive, the inclusion of any item in such a list shall not be interpreted to exclude any item not listed, but merely to insure that the listed items are clearly understood to be included in the category illustrated (so that "including" shall generally have the same meaning as "including but not limited to" in many legal documents).

     18.15 Captions.  The headings of this Agreement are inserted for
           --------
convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

     18.16 No Obligation. Nothing in this Agreement shall obligate the COMPANY
           -------------
or any STOCKHOLDER to sell or otherwise transfer COMPANY Stock to any STOCKHOLDER.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                       HOSPITALITY DESIGN & SUPPLY, INC.


                                       By  /s/ Roger Laverty
                                         ---------------------------------
                                            Name: Roger Laverty
                                            Title: Chief Executive Officer

                                       STOCKHOLDERS:


                                       /s/ Ygal Sonenshine
                                       ------------------------------------

                                       /s/ Sheila Prell Sonenshine
                                       -------------------------------------
                                       Trustees of the Sonenshine Family Trust
                                       Dated July 9, 1982


                                       /s/ Eric Smith
                                       -------------------------------------
                                                    ERIC SMITH


                                       /s/ Steven W. Parker
                                       -------------------------------------
                                                STEVEN W. PARKER


                                       RAYGAL DESIGN ASSOCIATES, INC.


                                       By  /s/ Ygal Sonenshine
                                          ----------------------------------
                                            Name: Ygal Sonenshine
                                            Title: President


The undersigned acknowledges that he is a beneficial owner of COMPANY stock, acknowledges that HDS is relying on the following covenant in entering into the

Agreement, and agrees to comply with Section 13 of the Agreement as if he were a STOCKHOLDER.


                           /s/ Ygal Sonenshine
                        ------------------------------------
                                YGAL SONENSHINE

                                    ANNEX I

                 CONSIDERATION TO FOUNDING COMPANY STOCKHOLDERS

                                     Part I

   A. Aggregate consideration to be paid to STOCKHOLDERS at the Effective Time of the Merger:

        1. COMPANY Stock will be converted into 116,667 shares of common stock of HDS and $12,600,000 in cash.

        2. The STOCKHOLDERS and the COMPANY will not be obligated to consummate the Merger if the initial public offering price per share when the Registration Statement goes effective (the "Effective IPO Price") is less than $10 per share (the "Minimum IPO Price").

        3. The amount of cash paid to STOCKHOLDERS will be offset and reduced by the amount of any receivables from STOCKHOLDERS as of the Effective Time.

   B.  Consideration to be paid to each STOCKHOLDER at the Effective Time of the
   Merger:

        STOCKHOLDER              Shares of Common           Cash Before        Percentage Allocation
                                   Stock of HDS              Offsets &           of Any Offsets and
                                                            Reductions/1/             Reductions/2/
The Sonenshine Family                 93,683                 $10,117,800                 80.3%
 Trust dated July 9, 1982

Eric Smith                             9,217                     995,400                  7.9%

Steven W. Parker                      13,767                   1,486,800                 11.8%
                                     -------                 -----------               ------
TOTALS:                              116,667                 $12,600,000                  100%

------------------------------
   /1/ For purposes of Section 11.5(i) and 11.5(iii) of the Agreement, the term "Cash Consideration" means, as to each STOCKHOLDER, the Cash Before Offsets and Reductions shown for such STOCKHOLDER in this column.

   /2/ Excluding offsets and reductions pursuant to Part I, paragraph A.3. of this Annex I .